UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KIRKLAND’S, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Steven C. Woodward
Chief Executive Officer
May 6, 2019
Dear Shareholder:
It is my pleasure to invite you to attend our Annual Meeting of Shareholders, which will be held at 9:00 a.m., local time, on Thursday, June 20, 2019 at the Company’s headquarters, 5310 Maryland Way, Brentwood, Tennessee 37027. The doors will open at 8:30 a.m., local time. Our directors and management team will be available to answer questions.
The Notice of Annual Meeting, Proxy Statement and proxy card accompanying this letter describe the business to be conducted at the meeting. Our 2018 Annual Report to Shareholders, which is not a part of our proxy solicitations materials, is also enclosed. We encourage you to read our Annual Report.
We hope you will be able to join us. Whether or not you plan to attend, if you hold your shares in registered form, please sign, date and return your proxy card as soon as possible. If, on the other hand, you hold your shares through a bank, brokerage firm or other nominee, please sign, date and return to your bank, brokerage firm or other nominee the enclosed voting instruction form, or if you prefer, you can vote by telephone or through the Internet in accordance with instructions set forth in the enclosed voting instruction form. If you attend the meeting, your shares will be voted as instructed in your proxy, or you may withdraw your proxy at the meeting and vote your shares in person.
I look forward to seeing you at the Annual Meeting.

Sincerely,

Steven C. Woodward
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Thursday, June 20, 2019
9:00 a.m. local time
Kirkland’s Corporate Office
5310 Maryland Way
Brentwood, TN 37027
May 6, 2019
Dear Shareholder:
You are invited to the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Kirkland’s, Inc. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

•	Elect three Class II directors, Susan S. Lanigan, Charlie Pleas, III, and Steven C. Woodward, each for a term of three years;

•
Approve an amendment of the amended and restated Kirkland’s, Inc. 2002 Equity Incentive Plan to increase the number of common shares available for issuance thereunder and to add a minimum vesting requirement;

•	Hold an advisory vote on executive compensation;

•	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm; and

•	Vote on any other business properly brought before the meeting.
Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card or voting instruction form whether or not you plan to attend the meeting; or if you prefer and if you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions on the enclosed voting instruction form for voting by Internet or by telephone whether or not you plan to attend the meeting in person. The record date for voting eligibility at the Annual Meeting was the close of business on April 24, 2019.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 20, 2019.
THE NOTICE AND PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT http://ir.kirklands.com/Annual_Meeting.

By order of the Board of Directors,

Carter R. Todd
Vice President, General Counsel
and Corporate Secretary

IMPORTANT
It is important that your shares be represented at the Annual Meeting. You are cordially invited to attend the Annual Meeting in person. If you plan to attend the Annual Meeting, you must have an admission ticket or other proof of share ownership as of the record date.
You will not be admitted to the Annual Meeting without proper identification (such as a driver’s license or passport) and either proof of your ownership of Kirkland’s common stock or proof that you hold a valid proxy from a shareholder who held Kirkland’s common stock as of the record date of the Annual Meeting.
Registration will begin at 8:30 a.m., local time. Please allow ample time for check-in. Please bring proper identification and evidence of either your stock ownership or the grant of any valid proxy you hold with you in order to be admitted to the Annual Meeting. If your shares (or the shares of the shareholder who granted you the proxy) are held in the name of a bank, broker, or other nominee holder and you plan to attend the Annual Meeting in person, please bring a copy of your broker statement, the proxy card mailed to you by your bank or broker or other proof of ownership of Kirkland’s common stock (or the equivalent proof of ownership as of the close of business on the record date of the shareholder who granted you the proxy). For information on requirements relating to voting your shares in person at the Annual Meeting, see “Item I — Information About Voting” on page 1 of the accompanying Proxy Statement.
Cameras, cell phones, recording equipment, and other electronic devices will not be permitted at the meeting.

i

I. INFORMATION ABOUT VOTING
Solicitation of Proxies
The Board of Directors (the “Board of Directors” or the “Board”) of Kirkland’s, Inc. (“Kirkland’s” or the “Company”) is soliciting proxies for use at our Annual Meeting of Shareholders to be held on June 20, 2019 (the “Annual Meeting”) and any adjournments of that meeting. We first mailed this proxy statement, the accompanying form of proxy and our Annual Report to Shareholders for our fiscal year ending February 2, 2019 (“fiscal 2018”) on or about May 6, 2019.
Agenda Items

The agenda for the Annual Meeting is to:

1.	Elect three Class II directors;

2.
Approve an amendment to the amended and restated Kirkland’s, Inc. 2002 Equity Incentive Plan to increase the number of common shares available for issuance thereunder and to add a minimum vesting requirement;

3.	Hold an advisory vote on executive compensation;

4.	Ratify the selection of Ernst & Young LLP (“EY”) as our independent registered public accounting firm; and

5.	Vote on any other business properly brought before the meeting.
Who Can Vote
You can vote at the Annual Meeting if you are a holder of our common stock, no par value per share (“Common Stock”), on the record date. The record date is the close of business on April 24, 2019. You will have one vote for each share of Common Stock. As of April 24, 2019, there were 14,274,148 shares of Common Stock outstanding and entitled to vote.
How to Vote
For Shares Held Directly in the Name of the Shareholder
If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of two ways:

•	In Person. If you choose to vote in person, you can attend the Annual Meeting and cast your vote in person; or

•
Voting By Mail. If you choose to vote by mail, complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the Annual Meeting.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee
If you hold your shares through a bank, brokerage firm or other nominee, you may vote your shares in any one of three ways:

•
In Person. If you choose to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote at the Annual Meeting. You can then come to the Annual Meeting and cast your vote in person;

•
Voting By Mail. If you choose to vote by mail, complete and return to your bank, brokerage firm or other nominee the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•
Voting By Telephone or Internet. If you choose to vote by telephone or Internet, vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee.

Use of Proxies
Shareholders of record receive the proxy materials, including a proxy card, from the Company, whereas shareholders who beneficially own their shares through a bank or brokerage firm in “street name” will receive the proxy materials, together with a voting instruction form, from the bank or broker. If you are a shareholder of record, unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the nominees for director, FOR the approval of the amendment to the amended and restated Kirkland’s, Inc. 2002 Equity Incentive Plan, FOR the approval of the compensation of the named executive officers, as disclosed in this proxy statement, pursuant to an advisory vote on executive compensation, and FOR the ratification of EY as the Company’s independent registered public accountant for fiscal 2019. We do not know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote the proxies according to their best judgment.
Shareholders who hold their shares in street name should refer to “Broker Non-Votes” below for information concerning the voting of their shares on any matter for which they do not provide instructions to their bank or broker, either by returning a completed, dated and signed voting instruction form in the envelope provided, or by telephone or Internet as provided elsewhere herein.
Quorum Requirement
We need a quorum of shareholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy. Broker non-votes and votes withheld are counted as present for the purpose of establishing a quorum.
Vote Required for Action
Directors are elected if the votes cast “FOR” exceed the votes cast “AGAINST” at the Annual Meeting (with abstentions and broker non-votes not counted as votes cast either for or against such election). Proxies may not be voted for more than one director, and shareholders may not cumulate votes in the election of directors.
The amendment of the amended and restated Kirkland’s, Inc. 2002 Equity Incentive Plan, the advisory vote on executive compensation and the ratification of EY as our independent registered public accountants for fiscal 2019, and any other actions properly presented at the Annual Meeting are approved if the votes cast in favor of the action exceed the votes cast opposing the action.
Shares represented by proxies that are properly marked “ABSTAIN” will be counted for purposes of determining the presence of a quorum at the 2019 Annual Meeting. Shares represented by proxies that abstain from voting on the amendment of the amended and restated Kirkland’s, Inc., 2002 Equity Incentive Plan, the advisory vote on executive compensation or the ratification of EY as our independent registered public accountant for fiscal 2019 will not have any effect on the outcome of those votes.
Broker Non-Votes
A broker non-vote occurs when banks or brokerage firms holding shares on behalf of a shareholder do not receive voting instructions from the beneficial owner of the shares by a specified date before the Annual Meeting and do not have discretionary authority to vote those undirected shares on specified matters under applicable stock exchange rules. The election of directors, the amendment of the amended and restated Kirkland’s, Inc. 2002 Equity Incentive Plan and the advisory vote related to named executive officer compensation are considered non-routine matters and bank / broker discretionary voting on these matters is prohibited. As a result, if you are a beneficial owner, hold your shares in street name, and do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors, the amendment of the amended and restated Kirkland’s, Inc. 2002 Equity Incentive Plan or the advisory vote on executive compensation, no votes will be cast on your behalf with respect to those proposals. In contrast, the ratification of auditors is a discretionary matter, so your broker or nominee will be permitted to exercise discretionary authority to vote your shares with respect to the ratification of our selection of EY as our independent registered public accounting firm even if you do not give your broker or other nominee instructions on how to vote your shares with respect to that proposal. Shares with respect to which brokers do not have authority to vote may still be counted in determining whether a quorum is present.
Because the Company has a majority voting standard for the election of directors, and the other proposals will be approved only if the votes cast in favor of the action exceed the votes cast opposing the action, broker non-votes will have no effect on the outcome of the vote on any of the proposals contained in this Proxy Statement.
Revoking a Proxy or Changing Your Vote
For Shares Held Directly in the Name of the Shareholder
If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Submitting a later-dated proxy by mail;

•
Sending a written notice to the Corporate Secretary of Kirkland’s. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:

Kirkland’s, Inc.
5310 Maryland Way
Brentwood, TN 37027
Attention:	Carter R. Todd
Vice President, General Counsel and Corporate Secretary
; or

•
Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Annual Meeting in order to effectively revoke your previously delivered proxy.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee
If you hold your shares through a bank, brokerage firm or other nominee, you may change your vote at any time by:

•	Submitting a later-dated voting instruction form by mail to your bank, brokerage firm or other nominee;

•	Submitting a later-dated telephone or Internet vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•
Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your voting instructions to your bank, brokerage firm or other nominee. You must also vote your shares at the Annual Meeting in order to effectively revoke your previously delivered voting instructions. In order, however, to vote your shares at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from your bank, brokerage firm or other nominee to be able to vote at the Annual Meeting.

II. THE PROPOSALS TO BE VOTED ON
Proposal 1 — Election of Class II Directors
Our Board of Directors consists of three classes of directors, each class with three directors. The term for each class is three years. Class terms expire on a rolling basis, so that, generally, only one class of directors is elected each year. Currently, there are nine incumbent directors, consisting of three Class II directors whose terms will expire at this Annual Meeting, three Class III directors whose terms will expire at the 2020 Annual Meeting and three Class I directors whose terms will expire at the 2021 Annual Meeting. One of our current Class II directors, Steven C. Woodward, was elected by the then-comprised Board of Directors, effective October 22, 2018, in connection with his appointment as Chief Executive Officer of the Company.
The three nominees for Class II directors this year are Susan S. Lanigan, Charlie Pleas, III, and Steven C. Woodward. Information about the nominees and the Board of Directors generally is contained in the section of this Proxy Statement entitled “Board of Directors” on page 9.
The Board of Directors expects that each of the nominees will be able and willing to serve as directors. If any nominee is not available, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced. In the event that a director fails to receive the number of votes required for reelection to the Board, the Company’s Governance and Nominating Committee will make a recommendation to the Board of Directors as to whether the Board of Directors should accept the director’s resignation or take such other action as the Governance and Nominating Committee may recommend. The Board of Directors will act on the Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind such decision within ninety (90) days after certification of the election results.
The Board of Directors recommends a vote “FOR” the election of each of Susan S. Lanigan, Charlie Pleas, III, and Steven C. Woodward to the Board of Directors.

Proposal 2 — Amendment of the Amended and Restated Kirkland’s, Inc. 2002 Equity Incentive Plan to Increase the Number of Shares Available for Issuance under that Plan and to Add a Minimum Vesting Requirement
At the Annual Meeting, shareholders will be asked to approve an amendment to the Company’s 2002 amended and restated Equity Incentive Plan (the “2002 Plan”). Such approval will require the affirmative vote of majority of the votes cast by all shareholders entitled to vote thereon at the Annual Meeting. If approved, the number of shares of Common Stock available for issuance under the 2002 Plan will be increased from 3,500,000 to 4,500,000. The 2002 Plan Amendment also adds a requirement that all awards will contain at least a one-year minimum vesting period. On March 26, 2019, our Board of Directors unanimously adopted the 2002 Plan Amendment, a copy of which is attached hereto as Appendix A. The terms of the 2002 Plan and information regarding awards granted thereunder are summarized below, and a copy of the 2002 Plan is attached hereto as Appendix B. The 2002 Plan is the Company’s sole equity incentive plan.

Background
The 2002 Plan allows us to grant executive officers, key employees, members of our Board of Directors and other service providers of the Company stock options, stock appreciation rights, restricted stock, performance awards and restricted stock units. The purpose of granting awards under the 2002 Plan is to enhance our long-term performance and to provide the selected individuals with an incentive to improve our growth and profitability by acquiring a proprietary interest in our success. The 2002 Plan was originally approved by our Board of Directors on April 17, 2002 and by our shareholders on May 24, 2002, prior to the time that we became a publicly held company. The 2002 Plan was amended and restated in 2013 and re-approved on June 4, 2013 at that year’s annual meeting of shareholders primarily to provide an increase in the available shares under the 2002 Plan.
As of April 1, 2019, 250,792 shares of Common Stock remained available for issuance in respect of new awards under the 2002 Plan. The Board of Directors is concerned that the number of shares remaining under the 2002 Plan will not be sufficient to support our equity incentive programs beyond the twelve months following the annual meeting of shareholders and, accordingly, has adopted the 2002 Plan Amendment, subject to shareholder approval. The 2002 Plan Amendment increases the number of shares of Common Stock available for issuance under the 2002 Plan by 1,000,000. Based on our historical share utilization with respect to the 2002 Plan, we expect that the additional shares requested hereunder will support our equity incentive programs for four to five fiscal years.
Reasons for Shareholder Approval
The Board of Directors seeks shareholder approval of the 2002 Plan Amendment to comply with applicable Nasdaq listing requirements and with the amendment provisions of the 2002 Plan. Approval of the 2002 Plan will also extend by ten years (until the 10th anniversary of the Annual Meeting), the period during which the Board of Directors or the Compensation Committee may grant “incentive stock options” under the 2002 Plan, which options have the potential to provide the recipients with certain advantageous federal income tax treatment, as further described below under the heading “Federal Income Tax Consequences of the Awards Granted under 2002 Plan.”
Finally, approval of the 2002 Plan will also affirm the 2002 Plan’s existing eligibility criteria (as described below under the heading “Types of Awards and Eligibility”) and existing limit on the number of shares subject to awards granted to a single participant in one calendar year (as described below under the heading “Shares Subject to the Plan”).

The 2002 Plan Amendment will not become effective unless and until shareholder approval is obtained. If shareholders do not approve this Proposal 2, the 2002 Plan will instead remain in effect in accordance with its pre-existing terms and without giving effect to the 2002 Plan Amendment.
Board Recommendation
The Board of Directors believes that approval of the 2002 Plan Amendment is necessary to enable us to (i) continue to provide reasonable and competitive compensation to its employees and other service providers and thereby attract and retain the most qualified personnel, and (ii) continue to link pay to performance and thereby encourage the creation of additional shareholder value.
Accordingly, the Board of Directors recommends that you vote “FOR” the approval of the 2002 Plan Amendment.
Description of the Plan
The following is a summary of the principal features of the 2002 Plan. This summary does not purport to be a complete description of all the provisions of the 2002 Plan. It is qualified in its entirety by reference to the full text of the 2002 Plan.
Administration. The 2002 Plan may be administered by our Board of Directors or by a committee of two or more non-employee directors appointed by our Board of Directors. However, the Board of Directors may also delegate the authority to grant Awards to persons other than officers and non-employee directors to a committee composed of one or more directors, who may also be officers. For the remainder of this discussion, the body that administers the 2002 Plan is referred to as the “Plan Administrator.”

The Plan Administrator interprets the 2002 Plan, selects grantees and determines the terms of each award granted under the 2002 Plan (each “Award”), including (without limitation) vesting terms, exercise prices for stock options and post-termination exercise periods for stock options and stock appreciation rights.
There are no predetermined formulas or other specific criteria required to be used to determine the grantees and terms of Awards. However, in the past, Awards have been issued after consideration of the grantee’s position and responsibilities, the value of the grantee’s services to us, the grantee’s past and potential future contribution to our success, the period the grantee is expected to remain in service with us and such other factors as the Plan Administrator then deemed relevant, in its discretion.
A. Shares Subject to the Plan. As of April 1, 2019, Awards are outstanding for 1,838,192 shares under the 2002 Plan and 250,792 shares are available for additional Awards. If the amended and restated 2002 Plan is approved, 1,000,000 additional shares of common stock will be available for issuance under the 2002 Plan. No Participant will receive stock options or stock appreciation rights under the 2002 Plan with respect to more than 500,000 shares of our common stock in any calendar year. The maximum dollar value payable in respect to performance-based awards valued in cash or with reference to property other than our common stock and granted to any participant in any one calendar year is $1,600,000 million.
B. In the event of any recapitalization, reorganization, merger, stock split or combination, stock dividend or other similar event or transaction, equitable adjustments will be made to the number of shares reserved for issuance under the 2002 Plan, to the limit on the number of shares that may be subject to stock options or stock appreciation rights granted to a single person in any calendar year and to the number, kind and price of shares subject to outstanding Awards.
C. Shares subject to forfeited, cancelled or expired Awards become available for grant again under the 2002 Plan. In addition, shares surrendered in payment of the exercise price or withholding obligation associated with an Award become available for grant again under the 2002 Plan.

Types of Awards and Eligibility. The 2002 Plan allows the grant of stock options, stock appreciation rights, restricted stock and restricted stock units to be made to employees, directors, consultants and other individuals who perform services for us or our subsidiaries. No dividends or dividend equivalents will be paid on any type of award so long as such award is unvested.
Stock Options. The 2002 Plan permits us to grant both incentive and non-qualified stock options. The exercise price of a stock option granted under the 2002 Plan may be paid in cash or by such other means as the Plan Administrator may accept. No stock option issued under the 2002 Plan may have a term longer than ten years and, except upon death (or unless otherwise specified by the Plan Administrator) no stock option issued under the 2002 Plan may be transferred.
Stock Appreciation Rights. Participants may also receive Awards of stock appreciation rights, either alone or in tandem with a stock option. A stock appreciation right entitles the grantee to receive a payment from us upon exercise, either in cash or shares of our common stock, equal to the excess of the fair market value of our common stock on the date of exercise over the fair market value of our common stock on the date of grant. Unless otherwise specified by the Plan Administrator, stock appreciation rights granted under the 2002 Plan have a term of 10 years. Except upon death (or unless otherwise specified by the Plan Administrator) no stock appreciation right issued under the 2002 Plan may be transferred.
Restricted Stock. We may also grant restricted stock under the 2002 Plan. Until vested, shares of restricted stock may not be sold or otherwise transferred.
Restricted Stock Units. The 2002 Plan also provides for the grant of restricted stock units. A restricted stock unit entitles the grantee to a share of our common stock (or the value of a share of our common stock paid in cash) at end of a specified period, provided any applicable vesting conditions are satisfied in the meantime. Unless and until shares are distributed in settlement of restricted stock units, restricted stock units carry no voting or dividend rights or other rights associated with stock ownership.
Performance Awards. The Plan Administrator may grant performance awards under the 2002 Plan, which may be denominated as a number of shares of our Common Stock or in cash (or a combination of both). Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted, settled or becoming vested.
The performance criteria associated with that award will be based on one or more of the following: (1) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, earnings per share, after-tax or pre-tax profits, operational cash flow, return on capital employed or return on invested capital, after-tax or pre-tax return on shareholders’ equity, the price of our Common Stock or a combination of the foregoing; (2) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, our bank debt or other public or private debt or financial obligations; (3) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs; and/or (4) such other business criteria specified by the Plan Administrator, provided that such criteria does not cause a performance award intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code to fail to so qualify. Performance goals may be established on a Company-wide basis, or with respect to one or more business units, divisions, affiliates or products. In addition, performance goals may be established in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.
The Plan Administrator may provide, at the time a performance goal is established, that adjustments will be made to the applicable performance goal to take into account, in the manner specified by the Plan Administrator, the impact of one or more of the following: (1) gain or loss from all or certain claims and/or litigation and insurance recoveries, (2) the impairment of tangible or intangible assets, (3) stock-based compensation expense, (4) extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, (5) restructuring activities reported in the Company’s public filings, (6) investments, dispositions or acquisitions, (7) gain or loss from the disposal of certain assets, (8) gain or loss from the early extinguishment, redemption, or repurchase of debt, (9) cash or non-cash charges related to store closing expenses, (10) changes in accounting principles that become effective during the performance period, or (11) such other items specified by the Plan Administrator, provided that such adjustment does not cause a performance award intended to constitute qualified performance-based compensation under Section 162(m) of the Code to cease to so qualify. Each of the adjustments described in this paragraph may relate to the whole Company or to any subsidiary, division or other operational unit of the Company, as determined by the Plan Administrator at the time the performance goals are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Plan Administrator. Finally, adjustments will be made as necessary to any business criteria related to the Company’s stock to reflect changes in corporate capitalization, such as stock splits and reorganizations.
The adoption, disclosure and approval of the foregoing performance criteria are intended to enable the issuance of awards that will constitute “qualified performance-based compensation” exempt from the deduction limitations of Section 162(m) of the Code.
Change in Control. Upon or in anticipation of a change in control, the Plan Administrator may take any of the following actions without the consent of the affected participant(s): (i) accelerate the vesting of any Award; (ii) cancel any stock option in exchange for a stock option to purchase common stock of a successor corporation; (iii) exchange restricted stock for cash or other substitute consideration; or (iv) cancel any stock option or stock appreciation right in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of shares of our common stock subject to that stock option or stock appreciation right, multiplied by (B) the difference, if any, between the fair market value per share of our common stock on the date of the change in control and the exercise price of that stock option or stock appreciation right.
As used in the 2002 Plan, a “change in control” means generally (i) the sale, transfer, assignment or other disposition (including by merger or consolidation) by our shareholders, in one transaction or a series of related transactions, of more than 50% of the voting power represented by our then outstanding capital stock to one or more persons, (ii) the sale of substantially all our assets, or (iii) our liquidation or dissolution.
Amendment and Termination of the 2002 Plan. No amendment to the 2002 Plan that would increase the number of shares available for issuance under the 2002 Plan (other than to reflect a recapitalization, reorganization, merger, stock split, stock dividend or other similar event or transaction) or that would expand the class of eligible participants will be made without the approval of our shareholders. Except as otherwise provided above, or as may otherwise be limited by law, regulation or stock exchange rule, our Board of Directors may amend, alter or discontinue the 2002 Plan at any time.
The 2002 Plan will continue in effect until terminated, provided that no incentive stock options will be granted under the 2002 Plan after the 10th anniversary of the latest approval or re-approval of the plan by our shareholders.
Repricing. The Plan Administrator may not, without obtaining prior approval of the Company’s shareholders: (i) implement any cancellation/re-grant program pursuant to which outstanding Options under the 2002 Plan are cancelled and new Options are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options under the 2002 Plan with exercise prices or base prices per share in excess of the then current Fair Market Value per Share for consideration payable in equity securities of the Company or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options under the 2002 Plan.
Federal Income Tax Consequences under the 2002 Plan
Set forth below is a general description of the federal income tax consequences relating to grants made under the 2002 Plan. Grantees are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

The Plan is not intended to meet the qualification requirements of Section 401(a) of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Non-Qualified Stock Options. There are no federal income tax consequences to grantees or to us upon the grant of a non-qualified stock option. Upon the exercise of non-qualified stock options, grantees will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the non-qualified stock options, and we will generally be entitled to a corresponding federal income tax deduction.
Incentive Stock Options. Grantees will not be subject to federal income taxation upon the grant or exercise of incentive stock options. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is an item of tax preference subject to the alternative minimum tax. A sale of shares acquired by exercise of an incentive stock option that does not occur within one year after the exercise or within two years after the grant of the incentive stock option generally will result in the recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option exercise price, and we will not be entitled to any tax deduction in connection therewith.
If such sale occurs within one year from the date of exercise of the incentive stock option or within two years from the date of grant (a “disqualifying disposition”), the grantee generally will recognize ordinary income equal to the lesser of the excess of the fair market value of the shares on the date of exercise over the exercise price, or the excess of the amount realized on the sale of the shares over the exercise price. We generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary income recognized by the grantee.
Stock Appreciation Rights. The grantee will not recognize any income upon the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the grantee will recognize ordinary income equal to the value of the cash or stock received upon such exercise, and we will be entitled to a corresponding deduction.
Restricted Stock. A grantee normally will not recognize taxable income upon the award of a restricted stock grant, and we will not be entitled to a deduction, until the earlier of the time that such stock is transferable by the grantee or is no longer subject to a substantial risk of forfeiture. When the common stock is either transferable or is no longer subject to a substantial risk of forfeiture, the grantee will recognize ordinary income equal to the difference between the fair market value of the common stock at that time and the amount paid by the grantee for the shares, if any. We will be entitled to a deduction in the same amount.
A grantee may, however, elect to recognize ordinary income in the year the restricted stock grant is awarded in an amount equal to the difference between the fair market value of the shares on the date of grant, determined without regard to the restrictions, and the amount paid by the grantee for the shares, if any. In that case, we will be entitled to a congruent deduction in the same year, and any gain or loss recognized by the grantee upon a subsequent disposition of the shares will be capital gain or loss. If, after making the election, the restricted stock is forfeited, the grantee will not be entitled to any tax deduction or refund.
Restricted Stock Units. A grantee of restricted stock units will not recognize any taxable income at the time of grant. Upon distribution of shares or cash in respect of a restricted stock unit, the fair market value of those shares or the amount of that cash, as applicable, will be taxable to the grantee as ordinary income and we will be entitled to a congruent deduction.
Performance Awards. If a performance award is settled by the issuance of unrestricted shares of our Common Stock, the participant receiving the shares will recognize ordinary income equal to the value of the shares at the time of issuance, and we will be entitled to a congruent deduction. Those shares will then have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss. If a performance award is settled by the issuance of another type of award under the 2002 Plan, the tax consequences of that other award will be the same as described above with respect to the relevant type of award. If a performance award is settled in cash, the participant will recognize ordinary income equal to the value of the cash received and we will be entitled to a congruent deduction.
New Plan Benefits
Awards may be made from time to time at the discretion of the Plan Administrator. However, the number of shares and other terms of any future grants have not yet been determined. Therefore, the future benefits to any eligible grantee under the 2002 Plan cannot currently be determined. Information regarding our recent equity compensation practices is presented below, under the heading “Executive Compensation.”
Equity Compensation Plan Information
The following table provides information regarding the number of securities already issued and those remaining available for issuance under our equity compensation plans as of April 1, 2019.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	1,838,192	(1)	$11.35	(2)	250,792
Equity compensation plans not approved by security holders	—		—		—
Total (3)	1,838,192		$11.35		250,792

(1)	Includes 1,313,888 outstanding stock options and 524,304 unvested restricted stock units. The stock options have an average remaining contractual life of 6.7 years.

(2)	Excludes restricted stock units which have a weighted average exercise price of zero.

(3)	The information in this table contains all of the Company’s outstanding and available shares since the 2002 Plan is the Company’s sole equity incentive plan.

The Board of Directors unanimously recommends that you vote “FOR” the amendment of the Company’s amended and restated 2002 Equity Incentive Plan to add additional shares to the Plan.

Proposal 3 — Advisory Vote Related to Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission’s (“SEC”) rules.
Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of strategic goals and the realization of increased shareholder value.
We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory and is therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The Board of Directors recommends that you vote “FOR” this Proposal 3 to approve the compensation of the named executive officers as disclosed in this proxy statement.

Proposal 4 — Ratification of Independent Registered Public Accounting Firm
Our Audit Committee has selected EY as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year 2019. In deciding to engage EY, our Audit Committee noted that there were no auditor independence issues raised with EY.
Our Board of Directors recommends that the shareholders ratify the selection of EY as our independent registered public accounting firm. This appointment will be submitted to our shareholders for ratification at the Annual Meeting. The submission of the appointment of EY is required neither by law nor by our bylaws. Our Board of Directors is nevertheless submitting it to our shareholders to ascertain their views. If our shareholders do not ratify the appointment, the selection of another independent registered public accounting firm will be considered by our Board of Directors. If EY shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, our Board of Directors will appoint another independent registered public accounting firm.
Our Audit Committee reviews audit and non-audit services performed by EY, as well as the fees charged by EY for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the Audit Committee and its activities with EY can be found in the following sections of this proxy statement: “Information About the Board of Directors and Corporate Governance: Audit Committee,” on page 13, and “Audit Committee Report” on page 28. For additional information about EY see “Independent Registered Public Accounting Firm” on page 28 of this Proxy Statement.
The Board of Directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2019.
III. BOARD OF DIRECTORS
Nominees for Director
Class II — Term Expiring in 2022
Susan S. Lanigan
Principal Occupation: Former Executive Vice President and General Counsel of Chico’s FAS, Inc.
Age: 56
Director Since: 2016
Ms. Lanigan most recently served as Executive Vice President and General Counsel of Chico’s FAS, Inc., a publicly traded clothing retailer, a position she held from May of 2016 until July of 2018. She currently serves as the Chair of the Tennessee Education Lottery Commission, a position to which she was appointed by the Governor of the State of Tennessee in 2014, and as a director of Simmons First National Corporation. Ms. Lanigan joined Dollar General Corporation in 2002 as Vice President, General Counsel and Secretary, and in 2005 she was promoted to Executive Vice President. She retired from Dollar General in 2013. Prior to joining Dollar General, Ms. Lanigan served as Senior Vice President, General Counsel and Secretary at Zale Corporation, a specialty retailer of fine jewelry. Prior to her time at Zale, Ms. Lanigan held legal positions with Turner Broadcasting System, Inc., and the law firm of Troutman Sanders LLP. Ms. Lanigan is a director of Simmons First National Corporation, a publicly traded bank holding company. Ms. Lanigan is a former retail industry executive who brings to the board years of public-company management and legal experience. Her experience as General Counsel of three different public companies in the retail industry assists the Company with corporate governance issues.
Charlie Pleas, III
Principal Occupation: Senior Vice President and Controller of AutoZone, Inc.
Age: 54
Director Since: 2016
Mr. Pleas was elected Senior Vice President and Controller of AutoZone, Inc., a retailer of automotive parts and accessories, during 2007. Prior to that, he was Vice President and Controller since 2003. Previously, he was Vice President - Accounting since

2000, and Director of General Accounting since 1996. Prior to joining AutoZone, Mr. Pleas was a Division Controller with Malone & Hyde, one of the Fleming Companies, Inc. where he served in various capacities since 1988. Mr. Pleas worked with Ernst & Young LLP prior to joining Malone & Hyde, and he received his BBA in accounting from Delta State University. Mr. Pleas is a retail industry executive who brings to the Board of Directors years of financial and public-company management experience. He is also an audit committee financial expert based on his role as Controller of AutoZone and his experience preparing and evaluating the financial statements of a large publicly traded company.
Steven C. Woodward
Principal Occupation: Chief Executive Officer of the Company.
Age: 62
Director Since: 2018
Mr. Woodward was appointed Chief Executive Officer of the Company in October 2018. Prior to joining Kirkland’s, Inc. and since 2015, Mr. Woodward served as the President and Chief Merchandising Officer of the global home furnishings retailer Crate and Barrel, where he was responsible for all aspects of merchandising for the global omni-channel home furnishings retailer. From 2007 to 2015, Mr. Woodward was Senior Vice President of Licensed Watches and Jewelry for Fossil, where he was head of the Michael Kors watch and jewelry business. Before joining Fossil, Mr. Woodward held several key executive roles in the home furnishings industry, including Executive Vice President and General Merchandise Manager of The Bombay Company, Chief Executive Officer of Illuminations and Vice President of Pier 1 Imports. Mr. Woodward’s day-to-day leadership as Chief Executive Officer, as well as his many years of experience in the retail industry, provide him with deep knowledge of the Company’s operations and give him unique insights into the challenges and opportunities the Company faces.
Directors Continuing in Office
Class III — Term Expiring in 2020
Jeffery C. Owen
Principal Occupation: Executive Vice President of Store Operations and Store Development for Dollar General Corporation.
Age: 49
Director Since: 2015
Mr. Owen rejoined Dollar General, the nation’s largest small box retailer of discount consumable basic merchandise, in June of 2015 as Executive Vice President of Store Operations. Prior to his departure from Dollar General in 2014, Mr. Owen had spent over 20 years with Dollar General. At the time of his departure, he had served as the Senior Vice President, Operations from 2011 to 2014, and prior to that time he was Vice President, Operations for Dollar General from 2006 to 2011. Mr. Owen received his undergraduate degree and M.B.A. from Vanderbilt University. Mr. Owen is a retail industry executive who brings to the board years of operations and public-company management experience.

Gregory A. Sandfort

Principal Occupation:  Chief Executive Officer of Tractor Supply Company.

Age:  63

Director Since:  2017

Mr. Sandfort has served as Chief Executive Officer of Tractor Supply Company, an operator of rural lifestyle retail stores, since December 2012. He served as President and Chief Executive Officer of Tractor Supply Company from December 2012 to May 2016. Prior to that time, he served as President and Chief Operating Officer of Tractor Supply Company since February 2012 and President and Chief Merchandising Officer of Tractor Supply Company since February 2009, after having served as Executive Vice President - Chief Merchandising Officer of Tractor Supply Company since November 2007. Mr. Sandfort served as President and Chief Operating Officer at Michaels Stores, Inc. from March 2006 to August 2007 and as Executive Vice President - General Merchandise Manager at Michaels Stores, Inc. from January 2004 to February 2006. Mr. Sandfort currently serves as a director of Tractor Supply Company and WD-40 Company, a publicly traded consumer products company. Mr. Sandfort brings to the Board invaluable management, leadership and operations experience from previous positions in public and private retail companies. He also has experience being the Chief Executive Officer of a publicly traded retailer.

Chris L. Shimojima

Principal Occupation:  Chief Executive Officer of C5 Advisory, a privately-owned management advisory firm.

Age:  63

Director Since:  2018

Mr. Shimojima is the founder and Chief Executive Officer of C5 Advisory, a privately-owned management advisory firm focused on helping its business clients with the challenges of ecommerce business, a position he has held since 2017. From 2012 to 2015, Mr. Shimojima served as the Chief Executive Officer of Provide Commerce, Inc., which operated a portfolio of online specialty retailers best known for ProFlowers, Shari’s Berries, Red Envelope and Gifts.com. Provide Commerce was acquired by FTD Companies in 2015. From 2006 to 2012, Mr. Shimojima served as Vice President of Global Ecommerce at Nike, Inc. Prior to Nike, Inc., he held various marketing and business positions for Sears Holding Company, Prudential Financial, kozmo.com, AT&T and Pepsi-Cola Company. Mr. Shimojima previously served as a director of XOOM Corp., a publicly traded company, until it was acquired by PayPal, Inc. in 2015. Mr. Shimojima received a B.A. degree from the University of Colorado and an M.B.A. from the University of Chicago. Mr. Shimojima’s previous experience with ecommerce and digital business at various retailers provides him with a unique perspective on the challenges and opportunities faced by our ecommerce business segment. Mr. Shimojima also has considerable expertise in the specialty retail industry as a result of his service as a management consultant.
Class I — Term Expiring in 2021
Steven J. Collins
Principal Occupation: Former Managing Director of Advent International.
Age: 50
Director Since: 2004
Steven J. Collins has been a member of our Board since November 2004. Mr. Collins is a private investor and was a Managing Director of Advent International, a global private equity firm focused on international buyouts, growth and strategic restructuring, from 2007 to 2017. Mr. Collins joined Advent in 1995 and rejoined after graduate school in 2000. Mr. Collins served as Kirkland’s Chief Financial Officer from January 1997 to February 1998 and its Treasurer from January 1998 to December 1998. Mr. Collins is a member of the board of directors of Party City Holdings, which is publicly-traded, and several privately-held businesses. He was a member of the boards of directors of specialty retailers Five Below Inc., from 2010 until 2015, lululemon athletica from 2014 to 2017, and restauranteur Bojangles’ from 2011 to 2019. Mr. Collins holds a B.A. and B.S. from the University of Pennsylvania and The Wharton School, and an M.B.A. from Harvard Business School. Mr. Collins brings substantial retail experience to the Board of Directors, as well as insight into appropriate Board of Director roles and corporate governance issues, due to his time serving as a director of various companies and significant knowledge of the retail and consumer sectors.
R. Wilson Orr, III
Principal Occupation: Chair of the Board of Directors, Managing Partner of SSM Partners, a private equity investment firm, and a principal of SSM Corporation.
Age: 56
Director Since: 1996
Mr. Orr has been Chair of our Board of Directors since March 2006. Since 1993, Mr. Orr has been a Managing Partner of SSM Partners, a private equity investment firm focused on growth equity investments. He joined SSM Partners in 1988 as a Vice President after working at Chemical Bank in corporate finance from 1984 to 1988. Mr. Orr received a B.S. degree from Vanderbilt University. Mr. Orr brings significant experience to our Board of Directors having served and continuing to serve on numerous other boards and assisting management with a full range of responsibilities including long-term strategic planning.

Miles T. Kirkland
Principal Occupation: Senior Vice President and Portfolio Manager for Truxton Trust, a private bank and wealth management services company.
Age: 47
Director Since: 2008
Mr. Kirkland is Senior Vice President and Portfolio Manager for Truxton Trust, a private bank and wealth management services company based in Nashville, TN. From 2010 until April 2013, Mr. Kirkland was a Principal with Mastrapasqua Asset Management, a private asset management firm, where he previously served as a Senior Research Analyst and Associate Portfolio Manager from 2007 to 2010. He joined Mastrapasqua Asset Management in 2000 as a Research Analyst. Before joining Mastrapasqua, he spent three years working with Kirkland’s in store operations. He received a B.A. in English from The University of the South in 1994 and an M.B.A. from Vanderbilt University Owen Graduate School of Management in 2000. Mr. Kirkland is also a CFA Charterholder. Mr. Kirkland brings to the Board his experience as an employee of Kirkland’s (in store operations), as well as his general business experience, which enable him to accurately assess our performance and advise on new strategies.
IV. INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Leadership Structure
Our business is managed under the direction of our Board of Directors. The Board of Directors delegates the conduct of the business to our senior management team. The Board of Directors of the Company is led by a Chair of the Board and chairs of the various committees of the Board of Directors. The Company has determined that it is appropriate for the Chair of the Board of Directors to be an independent director, so that the same person does not fill the roles of chair and chief executive officer. While such a dual role is permitted, the Company desires to establish a measure of board independence by appointing an independent director to serve as Chair of the Board of Directors. If the CEO or another insider ever serves as Chair of the Board of Directors in the future, we would anticipate that a Lead Independent Director, elected by the independent directors, would preside over executive sessions of the independent directors. In addition to preserving the independence of the Board of Directors as a whole, each of the committees of the Board of Directors is chaired by an independent director (and is comprised only of independent directors), in accordance with the applicable listing standards of The Nasdaq Stock Market (“Nasdaq”). The Board of Directors believes its current structure and operation, as described herein, properly safeguards the independence of the Board of Directors.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics that applies to its directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. This Code of Business Conduct and Ethics may be found on the Company’s investor website at www.kirklands.com under “Investor and Media Relations – Corporate Governance – Governance.”
Board Independence
Consistent with the Nasdaq listing standards and the regulations promulgated by the SEC, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. After review of all relevant transactions and relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors affirmatively has determined that the following directors, constituting a majority of the Company’s directors, are independent directors within the meaning of the applicable Nasdaq listing standards: Steven J. Collins, R. Wilson Orr, III, Miles T. Kirkland, Susan S. Lanigan, Charlie Pleas, III, Jeffery C. Owen, Gregory A. Sandfort and Chris L. Shimojima. The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Board of Directors and Committee Meetings
During fiscal 2018, the Board of Directors held seven regular meetings. All directors attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which they served. While the Company encourages all members of the Board of Directors to attend annual meetings of the Company’s shareholders, there is no formal policy as to their attendance. All of the then-current members of the Board of Directors, with the exception of Mr. Owen, Mr. Kirkland and Mr. Collins, attended the 2018 annual meeting of shareholders.

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.
Audit Committee
The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee. A copy of this charter is available on the Company’s investor website at www.kirklands.com under “Investor and Media Relations – Corporate Governance – Committees.” The principal duties of the Audit Committee, among other things, are to:

•	review and reassess the adequacy of the Audit Committee and its charter not less than annually and recommend any proposed changes to the Board of Directors for consideration and approval;

•
review with management and the Company’s independent public accountants the Company’s audited financial statements and related footnotes, and the clarity of the disclosures in the financial statements;

•	meet periodically with management and the Company’s independent public accountants to review the Company’s major financial risk exposures and the steps taken to monitor and control such exposures;

•	review and discuss quarterly reports from the Company’s independent public accountants regarding all critical accounting policies and practices to be used;

•
obtain from the Company’s independent public accountants their recommendation regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and the correction of controls deemed to be deficient;

•	pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent public accountants;

•
adopt procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	establish, review and update policies for approving related party transactions and monitor implementation of such policies; and

•	review and approve any transactions between the Company and related parties.

Members: Mr. Pleas (Chair), Mr. Owen, Mr. Orr and Mr. Sandfort. All of the members of the Audit Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.
The Board of Directors has determined that the Audit Committee Chair Charlie Pleas, III, and Audit Committee member Gregory A. Sandfort are “audit committee financial experts” as that term is defined in the SEC’s rules and regulations. The Board of Directors also believes that each of the members of the Audit Committee has demonstrated that he is able to read and understand fundamental financial statements, including the Company’s balance sheets, statements of operations and statements of cash flows.
Number of Meetings in fiscal 2018: 8
Compensation Committee
The Board of Directors has adopted a written charter that outlines the duties of the Compensation Committee. A copy of this charter is available on the Company’s investor website at www.kirklands.com under “Investor and Media Relations – Corporate Governance – Committees.” Under the terms of its charter, the Compensation Committee is directly responsible for establishing compensation policies for our executive officers. The principal duties of the Compensation Committee, among other things, are to:

•
review and recommend to the Board of Directors the annual salary, bonus, stock compensation and other benefits, direct and indirect, of the Company’s executive officers, including the Chief Executive Officer and Chief Financial Officer;

•	review and provide recommendations to the Company regarding compensation and bonus levels of other members of senior management;

•	review and recommend to the Board of Directors new executive compensation programs;

•	grant awards under our equity incentive plans and establish the terms thereof;

•	review and recommend to the Board of Directors the terms of any employment agreement executed by the Company with an executive officer of the Company;

•	review and recommend to the Board of Directors the appropriate structure and amount of compensation for the Directors;

•	oversee all matters relating to the outcome of shareholder advisory votes on executive compensation, including recommending the frequency of such advisory votes to the Board of Directors;

•
oversee the appropriate Committee response to a say-on-pay vote that does not achieve the required vote and, based on such result, determine if any compensation arrangement subject to such advisory voting should be modified;

•	review and approve material changes in the Company’s employee benefit plans; and

•	where applicable, employ a compensation consultant that reports directly to the committee to assist in the evaluation of our executive compensation programs.
Members: Ms. Lanigan (Chair), Mr. Owen, Mr. Collins and Mr. Shimojima. All of the members of the Compensation Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.
Number of Meetings in fiscal 2018: 5

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised entirely of the following independent directors: Susan S. Lanigan (Chair), Steven J. Collins, Jeffery C. Owen and Chris L. Shimojima. Mr. Collins previously served as the Company’s Chief Financial Officer from 1997 to 1998. Except as described in the preceding sentence, no member of our current Compensation Committee is or has been one of our officers or employees or has had any relationship requiring disclosure under the SEC rules. In addition, during fiscal 2018, none of our executive officers served as any of the following:

•
a member of the compensation committee (or other board committee performing similar functions, or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee;

•	a director of another corporation, one of whose executive officers served on the Compensation Committee; or

•
a member of the compensation committee (or other board committee performing similar functions, or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as one of our directors.

Governance and Nominating Committee
The Board of Directors has adopted a written charter that outlines the duties of the Governance and Nominating Committee. A copy of this charter is available on the Company’s investor website at www.kirklands.com under “Investor and Media Relations – Corporate Governance – Committees.” The principal duties of the Governance and Nominating Committee, among other things, are to:

•
review and make recommendations on the range of skills and expertise which should be represented on the Board of Directors, and the eligibility criteria for individual Board of Directors and committee membership;

•	identify and recommend potential candidates for election or re-election to the Board of Directors;

•	implement a policy and procedures with regard to the consideration of any director candidates recommended by security holders; and

•	review and recommend to the Board of Directors the appropriate structure of Board of Directors committees, committee assignments and the position of chair of each committee.
Members: Mr. Orr (Chair), Mr. Collins, Ms. Lanigan and Mr. Kirkland. All of the members of the Governance and Nominating Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.
Number of Meetings in fiscal 2018: 4
Director Nomination Process
The Governance and Nominating Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Company and its shareholders. The Governance and Nominating Committee will consider nominees for election to the Board of Directors that are recommended by shareholders, provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in compliance with the procedures outlined on page 30 under the heading “Shareholder Proposals for the 2020 Annual Meeting.”
While the Governance and Nominating Committee does not have a specific diversity policy relating to the composition of the Board of Directors, the Board of Directors does value diversity. The Board of Directors considers a number of diversity factors in evaluating director candidates including, without limitation, professional experience, education, race, gender and national origin, but does not assign any particular weight or priority to any particular factors. Instead, the Board of Directors considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole.
In identifying prospective director candidates, the Governance and Nominating Committee may seek referrals from other members of the Board of Directors, management, shareholders and other sources. The Governance and Nominating Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Governance and Nominating Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Governance and Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board of Directors’ effectiveness.
In connection with its annual recommendation of a slate of nominees, the Governance and Nominating Committee may also assess the contributions of those directors recommended for re-election in the context of the Board of Directors’ evaluation process and other perceived needs of the Board of Directors.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, our Board of Directors focuses primarily on the information discussed in each director’s biographical information set forth in the section “Board of Directors” of this Proxy Statement. Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing their skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business endeavors, which further qualify them for service as members of the Board of Directors.
New directors participate in an orientation program that includes discussions with senior management, a store visit, and their review of background materials on our strategic plan, organization and financial statements. We encourage each director to participate in continuing educational programs that are important to maintaining a director’s level of expertise to perform his or her responsibilities as a Board member.
In 2019, the Governance and Nominating Committee recommended three Class II nominees to the Board for election at the Annual Meeting. The current size of the Board of Directors is set at nine members, having been increased from eight members in the prior year due to the addition of Mr. Woodward in October 2018, in connection with his appointment as Chief Executive Officer of the Company.
Corporate Governance Guidelines and Director Retirement Policy
Our Board of Directors follows a set of Corporate Governance Guidelines which governs the conduct of our Board. These Guidelines include a non-management director retirement policy, which requires any director who reaches the age of 70 to retire effective as of the date of the next annual meeting of shareholders. Our Corporate Governance Guidelines are posted on our investor website at www.kirklands.com under “Investor and Media Relations – Corporate Governance – Governance,” and we will provide a copy of the Guidelines (or any of our other corporate governance documents) to any shareholder or other person upon receipt of a written request addressed to the Corporate Secretary of Kirkland’s at 5310 Maryland Way, Brentwood, TN 37027.
Board of Directors Role in Risk Oversight
The Board of Directors takes an active role in risk oversight. The Board of Directors exercises its risk oversight function through the full Board of Directors and each of its committees. The Audit Committee of the Board of Directors takes an active risk oversight role by meeting with the Company’s senior management team on a regular basis and reviewing and approving key risk policies and risk tolerances. The Audit Committee is responsible for ensuring that the Company has in place a process for identifying, prioritizing, managing, and monitoring its critical risks. Furthermore, the Board of Directors, with input from the Audit Committee, regularly evaluates our management infrastructure, including personnel competencies and technologies and communications, to ensure that key risks are being properly evaluated and managed. Finally, the Compensation Committee of the Board of Directors reviews any risks associated with the Company’s compensation practices. In the Compensation Committee’s view, our compensation policies do not encourage risk-taking, in part because the compensation packages are weighted towards long-term vesting equity as opposed to cash or immediately vested equity awards.
Board of Directors Compensation
Retainer and Fees for Employee Directors
Any director who is also one of our employees does not receive any additional compensation for his or her service as a director of Kirkland’s.
Retainer and Fees for Non-employee Directors
The Compensation Committee has approved the following compensation for non-employee directors for their service:
Cash Compensation. Each non-employee director is paid an annual retainer of $40,000. Our non-employee Chair of the Board of Directors receives an additional annual retainer of $40,000. Beginning in June 2019, the annual retainer will be increased such that each non-employee director will be paid an annual retainer of $55,000, and the non-employee Chair of the Board of Directors will receive an additional annual retainer of $55,000.
Equity Compensation. On the date of the 2018 Annual Meeting of Shareholders, each person serving as a non-employee director at the conclusion of the meeting received a grant of 4,000 restricted stock units (“RSUs”), each representing the right to receive one share of our Common Stock upon vesting. Beginning at the June 2019 Annual Meeting of Shareholders, each person serving as a non-employee director at the conclusion of the meeting will receive an RSU grant equal to a value of approximately $70,000. The RSUs vest one year from the date of grant (or on a pro-rata basis relative to the termination date if the director’s service to the Company terminates prior to the one-year anniversary of the grant date). In the event of a change in control of the Company (a “Change in Control”), the Company reserves the right to substitute cash or other substitute consideration for the right to receive shares hereunder, provided that at the time of that Change in Control, such substitute consideration has a value (as reasonably determined by the Board of Directors) equal to the then-current fair market value of the shares subject hereto and provided further that such substitute consideration vests and becomes payable on the same basis as provided herein with respect to these RSUs and the shares subject hereto (or on such accelerated basis as may then be determined by the Board of Directors, in its discretion).
Board of Directors Committees. Each non-employee director who is a member of our Audit Committee is paid an annual retainer of $10,000, and the Chair of the Audit Committee receives an annual retainer of $20,000. Each non-employee director who is a member of our Compensation Committee receives an annual retainer of $7,500, and the Chair of the Compensation Committee is paid an annual retainer of $15,000. Each non-employee director who is a member of the Governance and Nominating Committee is paid an annual retainer of $7,500, and the Chair of the Governance and Nominating Committee receives an annual retainer of $15,000.
On April 5, 2018, our Board of Directors established a Chief Executive Officer Search Committee (the “Search Committee”), consisting of Mr. Orr (Chair), Mr. Sandfort and Mr. Owen. Each member of the Search Committee was paid an annual retainer of $7,500, and the Chair of the Search Committee received an annual retainer of $10,000.

Director Compensation Table
The following table provides information about all compensation earned in fiscal 2018 by the non-employee directors who served on our Board of Directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Steven J. Collins	$55,000	$50,160	$105,160
Miles T. Kirkland	47,500	50,160	97,660
Susan S. Lanigan	62,500	50,160	112,660
R. Wilson Orr, III	115,000	50,160	165,160
Jeffery C. Owen	65,000	50,160	115,160
Charlie Pleas, III	60,000	50,160	110,160
Gregory A. Sandfort	57,500	50,160	107,660
Chris L. Shimojima	47,500	50,160	97,660

(1)
As a part of our Board of Directors compensation package, each non-employee member of the Board of Directors was granted 4,000 RSUs on June 5, 2018. The RSUs will vest one year from the date of grant (or will vest on a pro-rata basis relative to the termination date if the director’s service to the Company terminates prior to the one-year anniversary of the grant date). The amounts in the column titled “Stock Awards” reflect the grant date fair values of awards made during fiscal 2018, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation— Stock Compensation (“FASB ASC Topic 718”).

The following table shows, as of February 2, 2019, the number of all outstanding stock options and RSUs held by non-employee directors:

Name	Number of Options	Number of RSUs
Steven J. Collins	5,000	4,000
Miles T. Kirkland	7,500	4,000
Susan S. Lanigan	—	4,000
R. Wilson Orr, III	—	4,000
Jeffery C. Owen	—	4,000
Charlie Pleas, III	—	4,000
Gregory A. Sandfort	—	4,000
Chris. L. Shimojima	—	4,000

Communications with Members of the Board of Directors
Pursuant to the policy of the Board of Directors, all communications directed to the Board of Directors will be delivered to the Board of Directors. Any party interested in communicating directly with the Board of Directors may contact the Board of Directors by writing to them c/o Kirkland’s, Inc., 5310 Maryland Way, Brentwood, TN, 37027, Attention: Carter R. Todd.

V. SECURITY OWNERSHIP OF KIRKLAND’S
Security Ownership of Certain Beneficial Owners and Management
The following table shows, as of March 31, 2019 (except as set forth below), the number of shares of Common Stock beneficially owned by:

•	each beneficial owner of more than five percent of our outstanding Common Stock;

•	each of our directors;

•	each of our current executive officers (collectively, the “NEOs” or “named executive officers”); and

•	all of our directors and executive officers as a group. Unless otherwise noted, the address for each person listed is our principal office.

	Shares Beneficially Owned
Name	Number	Percent
Steven C. Woodward, NEO and Director (1)	—	*
Michael B. Cairnes, NEO (2)	43,849	*
Nicole A. Strain, NEO (3)	9,453	*
Steven J. Collins, Director (4)	41,790	*
Miles T. Kirkland, Director (5)	90,383	*
Susan S. Lanigan, Director (6)	12,000	*
R. Wilson Orr, III, Director (7)	26,047	*
Jeffery C. Owen, Director (8)	16,000	*
Charlie Pleas, III, Director (9)	12,000	*
Gregory A. Sandfort, Director (10)	13,639	*
Chris L. Shimojima, Director (11)	4,000	*
Blackrock, Inc. (12) 55 East 52nd Street New York, NY 10055	2,219,235	15.5%
Divisar Capital Managment LLC (13) 275 Sacramento Street, 8th Floor San Francisco, CA 94111	1,411,688	9.9%
Dimensional Fund Advisors LP (14) 6300 Bee Cave Road, Building One Austin, TX 78746	1,322,448	9.2%
Paradigm Capital Management, Inc. (15) 9 Elk Street Albany, NY 12207	990,725	6.9%
Vanguard Group Inc. (16) PO Box 2600, V26 Valley Forge, PA 19482	976,679	6.8%
All executive officers and directors as a group (11 persons)(17)	269,161	1.9%

*	Less than one percent of class

(1)	Mr. Woodward was appointed as Chief Executive Officer on October 22, 2018.

(2)	Includes (i) options to purchase 13,500 shares of Common Stock held by Mr. Cairnes, (ii) 16,600 options that will vest by June 2019, and (iii) 8,300 RSUs that will vest by June 2019.

(3)	Includes (i) options to purchase 2,000 shares of Common Stock held by Ms. Strain, (ii) 4,500 options that will vest by June 2019, and (iii) 2,250 RSUs that will vest by June 2019.

(4)	Includes (i) options to purchase 5,000 shares of Common Stock held by Mr. Collins and (ii) 4,000 RSUs that will vest in June 2019.

(5)	Includes (i) options to purchase 5,000 shares of Common Stock held by Mr. Kirkland and (ii) 4,000 RSUs that will vest in June 2019.

(6)	Includes 4,000 RSUs held by Ms. Lanigan that will vest in June 2019.

(7)	Includes 4,000 RSUs held by Mr. Orr that will vest in June 2019.

(8)	Includes 4,000 RSUs held by Mr. Owen that will vest in June 2019.

(9)	Includes 4,000 RSUs held by Mr. Pleas that will vest in June 2019.

(10)	Includes 4,000 RSUs held by Mr. Sandfort that will vest in June 2019.

(11)	Includes 4,000 RSUs held by Mr. Shimojima that will vest in June 2019.

(12)	Obtained from Form SC 13G/A filed on January 31, 2019. Includes 2,192,086 shares to which Blackrock, Inc. has sole voting power and 2,219,235 shares to which Blackrock, Inc. has sole investment power.

(13)
Obtained from Form SC 13G/A filed on February 13, 2019. Includes 1,411,688 shares to which Divisar Capital Management LLC has shared voting and investment power. Of the above 1,411,688 shares, Divisar Partners QP, L.P. beneficially owns 1,298,184. Divisar Capital Management LLC, however, serves as the general partner and investment manager to Divisar Partners QP, L.P. and Divisar Partners, L.P., and may be deemed to be the beneficial owner of all of the above 1,411,688 shares. Mr. Steven Baughman, as Managing Member of Divisar Capital Management LLC, with the power to exercise investment and voting discretion, may also be deemed to be the beneficial owner of all of the above 1,411,688 shares.

(14)
Obtained from Form SC 13G/A filed on February 8, 2019. Includes 1,260,215 shares to which Dimensional Fund Advisors LP has sole voting power and 1,322,448 shares to which Dimensional Fund Advisors LP has sole investment power.

(15)	Obtained from Form SC 13G/A filed on February 12, 2019. Includes 990,725 shares to which Paradigm Capital Management, Inc. has sole voting and investment power.

(16)
Obtained from Form SC 13G/A filed on February 11, 2019. Includes 19,129 shares to which The Vanguard Group has sole voting and shared investment power. Includes 957,550 shares to which The Vanguard Group has sole investment power.

(17)	Includes (i) options to purchase 25,500 shares of Common Stock, (ii) 42,550 options that will vest by June 2019, and (iii) 21,100 RSUs that will vest in June 2019.

VI. EXECUTIVE COMPENSATION
Summary Compensation Table
The following table provides information about all compensation earned in fiscal 2017 and 2018 by the named executive officers serving as of the end of fiscal 2018, as well as the Former President and Chief Executive Officer, W. Michael Madden, who also served as a named executive officer until his resignation effective April 5, 2018:

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Steven C. Woodward (4) Chief Executive Officer	2018 2017	201,923 —	625,000 —	599,991 —	— —	— —	50,526 —	1,477,440 —
Michael B. Cairnes (5) President and Chief Operating Officer	2018 2017	437,212 407,692	50,000 —	728,219 134,700	224,224 126,900	— —	13,713 63,928	1,453,368 733,220
Nicole A. Strain (6) Interim Chief Financial Officer	2018 2017	255,673 225,797	25,000 —	112,695 35,920	61,600 33,840	— —	21,107 1,019	476,075 296,576
W. Michael Madden (7) Former President and Chief Executive Officer	2018 2017	193,846 486,635	— —	— 166,130	— 156,510	— —	299,754 10,610	493,600 819,885

(1)
Our fiscal year is comprised of the 52 or 53-week period ending on the Saturday closest to January 31 of each year. Accordingly, fiscal 2018 represented 52 weeks ending on February 2, 2019, and fiscal 2017 represented 53 weeks ending on February 3, 2018.

(2)
These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. For additional information about the valuation assumptions with respect to equity awards, refer to Note 6 of the financial statements of Kirkland’s, Inc. in its Form 10-K for the year ended February 2, 2019, as filed with the SEC on March 29, 2019.

(3)	Other compensation consists of company benefits and other perquisites. The “All Other Compensation” table below further details these items.

(4)	Mr. Woodward was appointed Chief Executive Officer of the Company effective October 22, 2018.

(5)
Mr. Cairnes joined the Company on November 28, 2016 as the Company’s Executive Vice President and Chief Operating Officer. Mr. Cairnes was appointed to serve as Acting President and Chief Executive Officer effective April 5, 2018, while the Board of Directors conducted a search for a new Chief Executive Officer. Mr. Cairnes was promoted to President and Chief Operating Officer, effective October 22, 2018, upon the hiring of the Mr. Woodward as Chief Executive Officer.

(6)	Ms. Strain assumed the role of Interim Chief Financial Officer effective June 14, 2017. Prior to that time, she was employed by the Company as Controller.

(7)
Mr. Madden resigned from his roles as President, Chief Executive Officer and Director of the Company effective April 5, 2018. Pursuant to his transition agreement, Mr. Madden served as an employee-advisor to the Board of Directors of the Company until June 30, 2018.

Narrative Disclosure to Summary Compensation Table
Compensation Philosophy
The key objective of the Company’s compensation programs is to attract and retain highly qualified key executives. Once executives have joined the Company, the compensation programs must provide the appropriate level of incentives in the form of cash and equity to maintain a high level of competitiveness and thereby retain key managers. The Company offers its executives a combination of base salary, cash bonus incentives, equity-based compensation in the form of stock options and RSUs, and the opportunity to participate in an employee stock purchase plan. The Company believes these incentive programs align with its overall goal of maximizing its long-term financial results and shareholder value.
The Compensation Committee believes that a significant portion of total compensation for Company executives should be allocated to equity incentives that align pay with shareholder value. In addition, cash bonuses are available to reward executives for achieving company performance goals and individual goals that contribute to increasing the value of the Company.

Base Salary
The Company provides its named executive officers with base salaries to compensate them for services rendered during the year. The Compensation Committee believes that competitive salaries must be paid in order to attract and retain high-quality executives. The Compensation Committee annually reviews the base salary for executive officers and makes adjustments to individual base salary rates when necessary or otherwise appropriate.
Among other things, individual base salary adjustments take into account individual performance contributions for the year, as well as sustained performance contributions over a number of years, significant changes in responsibilities, if any, and cost of living adjustments. The assessment of individual performance is subjective and is not intended to correlate to specific corporate performance measures. The Compensation Committee’s decisions regarding fiscal 2018 and fiscal 2019 salary increases are reflected below:

	Base Salary Rate (1)
Executive Officer	Fiscal 2018	Fiscal 2019
Steven C. Woodward—Chief Executive Officer (2)	$700,000	$700,000
Michael B. Cairnes—President and Chief Operating Officer (3)	415,000	500,000
Nicole A. Strain—Interim Chief Financial Officer (4)	250,000	275,000
W. Michael Madden—Former President and Chief Executive Officer (5)	480,000	N/A

(1)
The amounts shown above reflect each named executive officer’s base salary rate following merit based increases as determined by the Compensation Committee in its discretion. Base salaries for fiscal 2019 reflect salary increases in connection with the appointment of Mr. Woodward as Chief Executive Officer effective October 22, 2018.

(2)	Mr. Woodward was appointed Chief Executive Officer effective October 22, 2018, and the amount shown above for fiscal 2018 reflects his base salary following that appointment.

(3)
Mr. Cairnes was hired by the Company effective November 28, 2016 to serve as Executive Vice President and Chief Operating Officer. Mr. Cairnes was appointed to serve as Acting President and Chief Executive Officer effective April 5, 2018, while the Board of Directors conducted a search for a new Chief Executive Officer. Mr. Cairnes was promoted to President and Chief Operating Officer, effective October 22, 2018, upon the appointment of the new Chief Executive Officer, and the amount shown above for fiscal 2019 reflects his base salary following that appointment.

(4)
Ms. Strain was appointed Interim Chief Financial Officer effective June 14, 2017. The amount shown above for fiscal 2019 reflects her base salary effective October 22, 2018, which increased at the same time as the appointment of the new Chief Executive Officer.

(5)
Mr. Madden resigned from his roles as President, Chief Executive Officer and Director of the Company effective April 5, 2018. Mr. Madden served as an employee-advisor to the Board of Directors of the Company until June 30, 2018.

Bonuses
On April 5, 2018, the Company entered into a retention agreement with Mr. Cairnes in connection with his prior appointment as Acting President and Chief Executive Officer which provided for a $50,000 retention bonus payable to Mr. Cairnes in the event he was not chosen as the permanent Chief Executive Officer. Mr. Cairnes received the $50,000 retention bonus for remaining with the Company for 90 days following the start date of the new permanent Chief Executive Officer.

On April 16, 2018, the Company entered into a retention agreement with Ms. Strain, pursuant to which she had an opportunity to receive a $25,000 retention bonus if she remained with the Company for 90 days following the start date of the Company’s new permanent Chief Executive Officer or in the event that her employment was terminated during such 90 day period without good cause or if she quit for good reason. Ms. Strain received the $25,000 retention bonus for remaining with the Company for 90 days following the start date of the new permanent Chief Executive Officer.

On October 22, 2018, as additional compensation in exchange for the restrictive covenants included in his employment agreement, Mr. Woodward was awarded a cash signing bonus of $600,000. In connection with his relocation to Brentwood, Tennessee, Mr. Woodward was also given a $25,000 relocation bonus.
On March 29, 2019, the Company entered into another retention agreement with Mr. Cairnes, pursuant to which he has an opportunity to receive a $50,000 retention bonus if he remains with the Company through July 1, 2019, and an additional $50,000 retention bonus if he remains with the Company through January 1, 2020.

On March 29, 2019, the Company entered into another retention agreement with Ms. Strain, pursuant to which she has an opportunity to receive a $25,000 retention bonus if she remains with the Company through July 1, 2019, and an additional $25,000 retention bonus if she remains with the Company through January 1, 2020.
Equity Based Incentives
Equity awards are generally made to named executive officers upon hire. Thereafter, awards are generally made annually, at the discretion of the Compensation Committee, as part of the Compensation Committee’s annual compensation evaluation process. Equity awards may also be made in special circumstances (for example, to recognize a promotion or achieve a particular retention objective), but these situations are rare. The exercise price of each stock option award is based on the closing price of our Common Stock on the date of the grant (if not a business day, the immediately preceding business day). For newly hired employees receiving stock options, the grant of such award occurs on the later of the first day of employment or upon Compensation Committee approval, with the exercise price being based upon the closing price of our Common Stock on such date.
The Compensation Committee, in its discretion, evaluates potential equity awards primarily based on the number of shares to be allocated in relation to the number of shares outstanding, with additional consideration given to the value of the award in relation to total compensation. The Compensation Committee continually evaluates the type of equity award that is appropriate at the given time in response to changing business conditions with a goal of providing the type of equity award most appropriate to provide the right balance between retention and incentive to build long-term shareholder value. Equity awards have vesting requirements and terms that are similar among the recipients of the awards, providing incentives for employees to stay with the Company and work together to achieve common goals. Stock option and RSU awards to employees vest annually over four years to encourage retention of executive officers.
On June 5, 2018, in connection with the Compensation Committee’s annual compensation evaluation process, the Compensation Committee made the following annual equity awards to named executive officers: (a) Mr. Cairnes was granted stock options with respect to 36,400 shares and 18,200 RSUs and (b) Ms. Strain was granted stock options with respect to 10,000 shares and 5,000 RSUs. The size of these equity awards was determined by the Compensation Committee after a review of fiscal 2017 performance and taking into consideration the grantees’ other compensation, the value of our shares on the date of grant and the Compensation Committee’s subjective judgment regarding the size of award necessary to strongly encourage both the retention of the grantees and their continued efforts on our behalf while managing the dilutive impact of the awards.
On October 22, 2018, in connection with his appointment as Chief Executive Officer, the Board of Directors awarded Mr. Woodward 63,761 RSUs, which will vest in their entirety on the first anniversary of the grant. In connection with his appointment as President and Chief Operating Officer on October 22, 2018, the Board of Directors awarded Mr. Cairnes 53,134 RSUs, which will vest annually over two years. Finally, in connection with the above appointments, the Compensation Committee awarded Ms. Strain 5,313 RSUs that will also vest annually over two years.

Non-Equity Incentive Plan Compensation
The Company’s cash bonus program compensation is provided under the Company’s Amended and Restated 2002 Equity Incentive Plan and has been designed to provide a short-term incentive to our executives based upon predetermined performance goals for the Company and each individual executive. The Compensation Committee determines the amount of the target bonus annually for each executive expressed as a percentage of base salary.
For fiscal 2018, the target bonus for the named executive officers were: 100% of base salary for Mr. Woodward; 75% of base salary for Mr. Cairnes; 40% of base salary for Ms. Strain; and 100% of base salary for Mr. Madden. Bonuses under this program for Mr. Woodward, Mr. Cairnes, Ms. Strain and Mr. Madden were based entirely on Company performance goals.
Company performance is measured based solely upon the achievement of a specified level of earnings before adjustments for interest and taxes (“EBIT”) as determined through our annual budgeting process. The annual budget is approved by the Board of Directors at the beginning of the fiscal year. The reliance on EBIT is driven by the Compensation Committee’s belief in using a metric that is more closely aligned to bottom line earnings and provides a measure of asset productivity by including depreciation and amortization in the measurement of performance.
For fiscal 2018, the Company performance goal was structured such that, for named executive officers, 100% payout of the applicable target bonus is attained upon achieving 100% of the Company EBIT goal, with the threshold bonus (50% of target payout) attained upon achievement of 75% of the EBIT goal and maximum bonus (150% of target payout) attained upon achievement of 125% of the EBIT goal, with linear interpolation used to determine payouts between these levels of EBIT performance.

Calculation of the performance bonus earned by each executive was based on the Company’s final audited financial statements. The Compensation Committee reserves the right to adjust the Company performance target for extraordinary and non-recurring events after it has been established; however, it has not done so during recent fiscal years. The Compensation Committee may also award discretionary bonuses from time to time to recognize significant achievements and service to the Company.
As discussed above, the non-equity incentive plan compensation of our named executive officers during fiscal 2018 was based entirely on the achievement of Company financial performance goals, specifically certain levels of EBIT as determined by the Compensation Committee for purposes of our cash bonus program. The Company’s EBIT target for fiscal 2018 was $11.8 million. The actual EBIT achieved by the Company in fiscal 2018, as determined prior to bonus payments under the cash bonus program, was $4.9 million (which was 58.7% of the target EBIT amount). Under the terms of the Company’s fiscal 2018 non-equity incentive plan, bonuses are not paid to plan participants unless at least 75% of the EBIT target is achieved. Because the minimum EBIT target for fiscal 2018 was not achieved, the Compensation Committee did not award bonuses to the named executive officers for fiscal 2018 under the non-equity incentive plan.

Perquisites

The Company does not provide significant perquisites or personal benefits to our executive officers that are not readily available to other employees.

Severance Benefits

The specific terms of our severance arrangements are discussed on page 25 under the heading “Employment Arrangements and Post-Employment Compensation and Benefits.” The Compensation Committee has noted the prevalence of severance arrangements among our peer companies and believes that such arrangements, when properly tailored, are appropriate and necessary. The Compensation Committee also believes that reasonable severance benefits (i) should be established with reference to an executive’s position and current cash compensation opportunities, and (ii) should be conditioned upon execution of a release of claims against the employer and its affiliates. Accordingly, the Compensation Committee has approved severance benefits for Mr. Woodward and Mr. Cairnes pursuant to which severance is payable upon a termination without cause or a resignation for good reason, subject in each case to the executive executing a release of claims in favor of the Company.

Tax Implications - Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code limits our ability to deduct for tax purposes compensation in excess of $1,000,000 that is paid to our principal executive officer, our principal financial officer, or any one of our three highest paid executive officers, unless the compensation is payable pursuant to a written binding contract that was in effect on November 2, 2017, and is not materially modified after that date. The Compensation Committee will review and consider the deductibility of executive compensation under Section 162(m) and may authorize certain payments in excess of the $1,000,000 limitation. The Compensation Committee believes that it needs to balance the benefits of designing awards that are tax-deductible with the need to design awards that attract, retain and reward executives responsible for our success. During the 2013 Annual Meeting of Shareholders, we obtained shareholder approval of the Company’s 2002 Equity Incentive Plan, as amended and restated. Among the changes reflected in that plan restatement are changes intended to provide us with greater flexibility in structuring compensation to be exempt from the limits of Section 162(m).

Stock Ownership and Retention Guidelines

Our Board of Directors and Compensation Committee have stock ownership guidelines for our senior executives. These guidelines are designed to encourage our executives to have a meaningful equity ownership in the Company, thereby linking their interests with those of our shareholders. These guidelines provide that within five years of first becoming subject to the plan, each executive must own (by way of shares owned directly or indirectly and shares represented by unvested time-based RSUs and the intrinsic value of the shares of vested stock options) common stock with a value of three times (3x) base salary for Mr. Woodward, two times (2x) base salary for Mr. Cairnes, and one times (1x) base salary for Ms. Strain and other executives subject to these guidelines. The guidelines also provide that if an executive is not currently in compliance with this guideline (regardless of the compliance grace period), the executive must retain 50% of the net shares (after satisfying any tax obligations and any required payments upon exercise) received upon vesting of RSUs or the exercise of stock options.

Mr. Woodward, who joined the Company as Chief Executive Officer on October 22, 2018, Mr. Cairnes, who joined the Company on November 28, 2016 and is currently serving as President and Chief Operating Officer, and Ms. Strain, who assumed the role of Interim Chief Financial Officer effective June 14, 2017, are not yet in compliance with the guidelines, and each has five years since they first became subject to the applicable guidelines to become in compliance. The stock ownership and retention guidelines may be found on the Company’s investor website at www.kirklands.com under “Investor and Media Relations – Corporate Governance – Governance.”

Executive Compensation Clawback Policy

During fiscal 2019, the Company adopted a clawback policy in order to ensure that incentive compensation is paid based on accurate financial data. The purpose of the policy is to enable the Company’s Board, at its discretion, to recover excess incentive compensation in the event that the Company is required to prepare an accounting restatement to correct an error that is material to the previously issued financial statements. “Excess” compensation is generally the amount of performance-based compensation paid above what would have been received had the statements in question been accurate. The clawback policy may be found on the Company’s investor website at www.kirklands.com under “Investor and Media Relations – Corporate Governance – Governance.”

All Other Compensation
The following table provides additional detail for those items listed as “All Other Compensation” in the Summary Compensation Table for fiscal 2018:

Description	Mr. Woodward	Mr. Cairnes	Ms. Strain	Mr. Madden
401(k) Employer Matching Contribution(1)	$—	$—	$11,227	$7,695
Relocation Benefits (2)	47,694	—	—	—
Severance (3)	—	—	—	286,154
Company-Paid Medical, Dental and Life Insurance Premiums	2,512	13,473	9,280	5,705
Cell Phone Stipend	320	240	600	200
Total	$50,526	$13,713	$21,107	$299,754

(1)	For fiscal 2018, the Company made a discretionary matching contribution of 100% of the first 4% of compensation for all eligible employees, including executives, subject to IRS limitations.

(2)
This amount represents payment of household goods shipping and handling expenses and the related tax gross up for Mr. Woodward in connection with his move from Evanston, Illinois to Brentwood, Tennessee.

(3)
Mr. Madden resigned from his roles as President, Chief Executive Officer and Director of the Company effective April 5, 2018. He continued to serve as an employee-advisor to the Board of Directors of the Company through June 30, 2018. Since June 30, 2018, and pursuant to his transition agreement, Mr. Madden has received and will continue to receive his then-current base salary as severance compensation through March 31, 2020.

Outstanding Equity Awards at 2018 Fiscal Year-End
The following table provides information about the outstanding equity awards as of February 2, 2019, for the executive officers named in our Summary Compensation Table.

	Option Awards(1)					Stock Awards(2)
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option / Unit Grant	Option Expiration	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested
Name	Exercisable(3)	Unexercisable	($)	Date	Date	(#)	($)
Steven C. Woodward (4)	—	—	—	10/22/2018	—	63,761	651,000
Michael B. Cairnes (5)	6,000	6,000	15.78	12/7/2016	12/7/2026	3,000	30,630
	7,500	22,500	8.98	6/2/2017	6/2/2027	11,250	114,863
	—	36,400	12.54	6/5/2018	6/5/2028	18,200	185,822
	—	—	—	10/22/2018	—	53,134	542,498
Nicole A. Strain (6)	2,000	6,000	8.98	6/2/2017	6/2/2027	3,000	30,630
	—	10,000	12.54	6/5/2018	6/5/2028	5,000	51,050
	—	—	—	10/22/2018	—	5,313	54,246
W. Michael Madden (7)	—	—	—	—	—	—	—

(1)	Option grants vest ratably over four years. All options expire on the tenth anniversary of the grant date.

(2)
The market value is based on the closing stock price of $10.21 on February 1, 2019. Stock awards vest ratably over four years except for the stock awards granted to Mr. Woodward on October 22, 2018 which vest in their entirety on the first anniversary of the grant date, and the stock awards granted to Mr. Cairnes and Ms. Strain on October 22, 2018 which vest ratably over two years.

(3)	Exercisable as of February 2, 2019.

(4)	Mr. Woodward was appointed Chief Executive Officer of the Company effective October 22, 2018. He was granted 63,761 RSUs on October 22, 2018 under our 2002 Equity Incentive Plan.

(5)	Mr. Cairnes was granted 6,000 RSUs on December 7, 2016, 15,000 RSUs on June 2, 2017, 18,200 RSUs on June 5, 2018, and 53,134 RSUs on October 22, 2018 under our 2002 Equity Incentive Plan.

(6)	Ms. Strain was granted 4,000 RSUs on June 2, 2017, 5,000 RSUs on June 5, 2018, and 5,313 RSUs on October 22, 2018 under our 2002 Equity Incentive Plan.

(7)
Mr. Madden resigned from his roles as President, Chief Executive Officer and Director of the Company effective April 5, 2018. Mr. Madden served as an employee-advisor to the Board of Directors of the Company until June 30, 2018; therefore, he had no outstanding awards under our 2002 Equity Incentive Plan as of February 2, 2019.

Employment Arrangements and Post-Employment Compensation and Benefits
We do not maintain a general severance plan, and except as otherwise discussed in this section, there are no provisions for severance or change of control payments for our executive officers. Our 2002 Equity Incentive Plan does not provide for automatic acceleration of vesting or other benefits in the event of a change of control. The Board of Directors may, in its sole discretion, cause all outstanding options to become fully vested and immediately exercisable in the event of a change of control. Except as otherwise discussed in this section, there are no change of control vesting acceleration provisions included with any of our stock compensation grants and any severance payments to named executive officers would be subject to the approval of the Compensation Committee. The details regarding the potential post-employment benefits to which our executive officers are entitled are set forth below.

Steven C. Woodward, Chief Executive Officer
On September 21, 2018, the Company entered into an Employment Agreement with Mr. Woodward effective October 22, 2018 which provides for certain post-employment benefits in the event of a termination of his employment by us without cause or resignation by him for good reason. Under these circumstances, Mr. Woodward would be entitled to severance pay equal to one and a half (1 1/2) times his then-current base salary payable in eighteen substantially equal monthly installments. The payment of any such benefits would be subject to Mr. Woodward providing the Company with a general release of claims in a form reasonably prescribed by the Company. If Mr. Woodward’s employment with the Company ceases for any other reason (including death), then the Company’s obligation to Mr. Woodward will be limited solely to the payment of accrued and unpaid base salary as of the date of such cessation.
Assuming one of the following events occurred on February 2, 2019, Mr. Woodward’s payments and benefits had an estimated value of:

Type of Separation	Salary Continuation	Welfare Benefit Continuation	Company-Provided Life Insurance Proceeds(1)	Total
Death	$—	$—	$100,000	$100,000
Termination without Cause or resignation for Good Reason	1,050,000	—	—	1,050,000

(1)	Represents life insurance proceeds from Company-provided life insurance policies.
Michael B. Cairnes, President and Chief Operating Officer
On November 28, 2016, the Company entered into an Employment Agreement with Mr. Cairnes which provides for certain post-employment benefits in the event of a termination of his employment by us without cause or resignation by him for good reason. Under these circumstances, Mr. Cairnes would be entitled to severance pay equal to one (1) times his then-current base salary payable in accordance with the Company’s normal payroll periods. The payment of any such benefits would be subject to Mr. Cairnes providing the Company with a general release of claims in a form reasonably prescribed by the Company. If Mr. Cairnes’ employment with the Company ceases for any other reason (including death), then the Company’s obligation to Mr. Cairnes will be limited solely to the payment of accrued and unpaid base salary as of the date of such cessation.
Assuming one of the following events occurred on February 2, 2019, Mr. Cairnes’ payments and benefits have an estimated value of:

Type of Separation	Salary Continuation	Welfare Benefit Continuation	Company-Provided Life Insurance Proceeds(1)	Total
Death	$—	$—	$100,000	$100,000
Termination without Cause or resignation for Good Reason	500,000	—	—	500,000

(1)	Represents life insurance proceeds from Company-provided life insurance policies.

On March 29, 2019, the Company entered into a retention agreement with Mr. Cairnes (the “Cairnes Retention Agreement”) pursuant to which he has an opportunity to receive a $100,000 retention bonus. Mr. Cairnes will receive $50,000 if he remains with the Company through July 1, 2019, and another $50,000 if he remains with the Company through January 1, 2020. In the event that Mr. Cairnes is terminated without cause or if he quits for good reason during the time period from now through July 1, 2019, he shall be entitled to receive, promptly after such separation of service, $100,000. In the event that Mr. Cairnes is terminated without cause or if he quits for good reason during the time period from July 1, 2019 through January 1, 2020, he shall be entitled to receive, promptly after such separation of service, $50,000.
Nicole A. Strain, Interim Chief Financial Officer
Ms. Strain is not currently party to any employment contract or arrangement with us that provides for any severance payments or benefits upon her termination of employment.

Assuming the following event occurred on February 2, 2019, Ms. Strain’s payments and benefits have an estimated value of:

Type of Separation	Salary Continuation	Welfare Benefit Continuation	Company-Provided Life Insurance Proceeds(1)	Total
Death	$—	$—	$100,000	$100,000

(1)	Represents life insurance proceeds from Company-provided life insurance policies.

On March 29, 2019, the Company entered into a retention agreement with Ms. Strain (the “Strain Retention Agreement”) pursuant to which she has an opportunity to receive a $50,000 retention bonus. Ms. Strain will receive $25,000 if she remains with the Company through July 1, 2019, and another $25,000 if she remains with the Company through January 1, 2020. In the event that Ms. Strain is terminated without cause or if she quits for good reason during the time period from now through July 1, 2019, she shall be entitled to receive, promptly after such separation of service, $50,000. In the event that Ms. Strain is terminated without cause or if she quits for good reason during the time period from July 1, 2019 through January 1, 2020, she shall be entitled to receive, promptly after such separation of service, $25,000.
VII. RELATED PARTY TRANSACTIONS
Our Policies Regarding Related Party Transactions
We have a written statement of policy with respect to related party transactions, which is administered by the Audit Committee of our Board of Directors. Under our related party transaction policy, a “Related Party Transaction” is any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) between us (including any of our subsidiaries) and a Related Person, without regard to the amount involved. A “Related Person” includes any of our executive officers, directors or director nominees, any shareholder owning in excess of five percent of our common stock, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a partner or principal or in a similar position or in which such person has a five percent or greater beneficial ownership interest in such entity. Related Party Transactions do not include any transactions involving only director or executive officer compensation, transactions where the Related Person receives proportional benefits as a shareholder with all other shareholders, transactions involving competitive bids, or transactions involving certain bank-related services.
Under the terms of our related party transaction policy, the Audit Committee will only approve a Related Party Transaction if it is determined that the transaction is in, or is not inconsistent with, the best interest of the Company and its shareholders. Any director or officer with an interest in a related party transaction is expected to recuse him or herself from considering the matter and voting upon it. In all cases, a director or officer with an interest in a Related Party Transaction may not attempt to influence Company personnel in making any decision with respect to the transaction.
When reviewing a Related Party Transaction, the Audit Committee will use any process and review any information that it determines to be appropriate. The Audit Committee takes into consideration all of the relevant facts and circumstances available to it, including (if applicable), but not limited to (i) the material terms and conditions of the transaction or transactions; (ii) the Related Party’s relationship to the Company; (iii) the Related Party’s interest in the transaction, including their position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction; (iv) the approximate dollar value of the transaction; (v) the availability from other sources of comparable products or services; and (vi) an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party. All Related Party transactions will be disclosed in accordance with SEC rules.
In the event that we become aware of a Related Party Transaction that was not previously approved or ratified by the Audit Committee, we will evaluate all options available with respect to that transaction, including ratification, revision or termination.
Pursuant to our related party transaction policy, a Related Party Transaction may only be consummated or may only continue if:

•	the Audit Committee approves or ratifies such transaction in accordance with the terms of our related party transaction policy; or

•
the Chairperson of the Audit Committee pre-approves or ratifies such transaction and the amount involved in the transaction is less than $120,000, provided that for the Related Party Transaction to continue it must be approved by the Audit Committee at its next regularly scheduled meeting.

Transactions with Related Persons, though not classified as Related Party Transactions by our related party transaction policy and, thus, not subject to its review and approval requirements, may still need to be disclosed if required by the applicable securities laws, rules and regulations.
During fiscal 2018, we identified the following related party activities:
Real Estate Lease
The Company leases 11,700 square feet of retail real estate located in the Columns development in Jackson, Tennessee from Vann Drive Partners, a joint venture in which Miles Kirkland, a member of our Board of Directors, holds a minority equity position. The term of the lease commenced in May 2004 for an initial period of 5 years, with two 5-year renewal options. The Company exercised both 5-year renewal options, and the lease is currently scheduled to expire in January 2020. The lease provides for minimum rental payments of $12,000 per month. The lease also provides for the payment of customary additional charges, including taxes and insurance. In fiscal 2018, the Company paid total rent and ancillary charges under the lease of $169,552. This lease has been reviewed and approved by our Board of Directors and Audit Committee. Management considers the terms of this lease to be at arms-length and reasonably equivalent to terms we could have obtained through negotiations with an unaffiliated third party.
Vendor Agreement
The Company has a vendor agreement with a related party vendor to purchase merchandise inventory. The vendor is considered a related party because its principal owner is the spouse of the Company’s Vice President of Product Development and Trends. During fiscal 2018, the Company’s purchases from this vendor totaled approximately $54.3 million, or 20.7% of total merchandise purchases. Payable amounts outstanding to this vendor were approximately $8.2 million as of February 2, 2019.

VIII. OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, “Reporting Persons”), to file initial reports of ownership and reports of change of ownership with the SEC. Reporting Persons are additionally required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of copies of reports furnished to us during fiscal 2018, all Reporting Persons were in compliance with Section 16(a) filing requirements.
Independent Registered Public Accounting Firm
The Audit Committee has selected EY to be the Company’s independent registered public accounting firm for fiscal year 2019. Representatives of EY are expected to be present at the Annual Meeting on June 20, 2019 and will be given an opportunity to make a statement if they desire to do so. In addition, representatives of EY will be available to respond to appropriate questions at that time.
AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute soliciting material and should not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate such Report by specific reference.
The Audit Committee operates under a written charter adopted by the Board, which can be found on our investor website at www.kirklands.com under “Investor and Media Relations – Corporate Governance – Committees.” The charter is also available in print to any shareholder who requests it by making a written request addressed to:

Kirkland’s, Inc.
Attn: Corporate Secretary
5310 Maryland Way
Brentwood, TN 37027
The Audit Committee reviews the financial information provided to shareholders and others, oversees the system of internal control over financial reporting which management and the Board have established, oversees compliance with legal and regulatory requirements by the Company and its employees relating to the preparation of financial information and reviews the independent registered public accounting firm’s qualifications, independence and performance.
As part of its oversight of our financial statements, the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management and Ernst & Young LLP, our independent registered public accounting firm;

•
Discussed with Ernst & Young LLP the matters required to be discussed by auditing standards, including Auditing Standard No. 16 (Communications with Audit Committees), issued by the Public Company Accounting Oversight Board; and

•
Received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee, and has discussed with Ernst & Young LLP its independence.

The Audit Committee’s review and discussion of the audited financial statements with management included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the committee asked for management’s representations that our audited financial statements have been prepared in conformity with generally accepted accounting principles.
In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended February 2, 2019 for filing with the SEC.
The Audit Committee
Charlie Pleas, III, Chair
Gregory A. Sandfort
Jeffery C. Owen
R. Wilson Orr,  III
Audit and Non-Audit Fees
The aggregate fees billed for services rendered by our current independent registered public accounting firm, EY, during fiscal 2018 and during fiscal year 2017, were as follows:

	Fiscal 2018	Fiscal 2017
Audit Fees(1):	$866,595	$743,102
Audit-Related Fees(2):	—	—
Tax Fees(3):	205,473	264,845
All Other Fees(4):	—	—
Total	$1,072,068	$1,007,947

(1)
Audit Fees consist of fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of the Company’s internal control over financial reporting, and reviews of the Company’s quarterly financial statements. Audit Fees also include fees billed for professional services rendered for consultation on SEC registration statements and filings and the issuance of consents.

(2)
Audit-Related Fees consist of fees billed for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	Tax Fees consists of fees billed for professional services relating to tax compliance and other tax advice.

(4)	All Other Fees consist of fees billed for all other services.

Pre-Approval Policy
The Audit Committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.
General
Under the terms of its pre-approval policy, the Audit Committee is required to pre-approve audit and non-audit services to be performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding the pre-approved cost level require specific pre-approval by the Audit Committee.
The Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson and may in the future delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Audit Services
The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. In addition to the annual audit services engagement specifically approved by the Audit Committee, the Audit Committee may grant general pre-approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide.
Audit-Related Services
Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor.
Tax Services
The Audit Committee believes that the independent registered public accounting firm can provide tax services to the Company, such as tax compliance, tax planning and tax advice without impairing the independence of such independent registered public accounting firm. However, the Audit Committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.
All Other Services
Any services to be performed by the independent registered public accounting firm not classified in any of the aforementioned categories must be specifically pre-approved by the Audit Committee.
Pre-Approval Fee Levels
Pre-approval fee levels for all services to be provided by the independent registered public accounting firm are established annually by the Audit Committee. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee.
Shareholder Proposals for the 2020 Annual Meeting
Shareholders may nominate director candidates and make proposals to be considered at the 2020 Annual Meeting. In accordance with our bylaws, any shareholder nominations of one or more candidates for election as directors at the 2020 Annual Meeting or any other proposal for consideration at the 2020 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our bylaws, between March 22, 2020 and April 21, 2020.

In addition to being able to present proposals for consideration at the 2020 Annual Meeting, shareholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2020 Annual Meeting. In order to have a shareholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than January 6, 2020, and the shareholder must otherwise comply with applicable SEC requirements and our bylaws. If the shareholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the shareholder need not comply with the notice requirements described in the preceding paragraph.
A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Corporate Secretary of Kirkland’s, and all notices and nominations referred to above must be sent to the Corporate Secretary of Kirkland’s, at the following address: Kirkland’s, Inc., 5310 Maryland Way, Brentwood, Tennessee 37027, Attention: Carter R. Todd, Corporate Secretary.
Annual Report
A copy of the Company’s Annual Report to Shareholders for fiscal 2018 accompanies this proxy statement.
The Company will provide to each person solicited without charge, except for exhibits upon request in writing, a copy of its Annual Report on Form 10-K, including the consolidated financial statements and financial statement schedule, as filed with the Securities and Exchange Commission for the year ended February 2, 2019. Requests should be directed to Kirkland’s, Inc., 5310 Maryland Way, Brentwood, Tennessee 37027, Attention: Carter R. Todd.
Householding of Proxy Materials
The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its shareholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information shareholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain shareholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Any shareholder who objects to or wishes to begin householding may notify Investor Relations, Kirkland’s, Inc., 5310 Maryland Way, Brentwood, Tennessee 37027. We will send an individual copy of the proxy statement to any shareholder who revokes their consent to householding within 30 days of our receipt of such revocation.
Expenses Relating to this Proxy Solicitation
We will pay all expenses relating to this proxy solicitation. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners. We regularly retain the services of SCR Partners, LLC, to assist with our investor relations and other shareholder communications issues. SCR Partners, LLC will assist in the solicitation of proxies and will not receive any additional compensation for these services. SCR Partners, LLC may solicit proxies by telephone, facsimile, other forms of electronic transmission and by mail. We will reimburse the firm’s expenses in connection with the solicitation. In addition, proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, facsimile, electronic transmission and by mail. None of these persons will receive any extra compensation for doing this.

CARTER R. TODD Vice President, General Counsel and Corporate Secretary

APPENDIX A

PROPOSED AMENDMENT TO KIRKLAND’S, INC.
AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN

1.	Effective as of June 20, 2019, Section 3(a) of the Kirkland’s, Inc. Amended and Restated 2002 Equity Incentive Plan (the “Plan”) is hereby deleted in its entirety and replaced with the following:

“Shares Subject to the Plan. The Shares to be subject or related to awards under the plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be the subject of awards under the Plan is 4,500,000 and the Company will reserve for the purposes of the Plan such number of Shares. All Shares authorized for issuance hereunder may be issued in respect of Incentive Stock Options. No Participant will receive Options or SARs with respect to more than 500,000 Shares in any calendar year. All Awards granted hereunder will contain at least a one-year minimum vesting period. The maximum number of Shares issuable to any Participant in any one calendar year with respect to Performance Awards denominated in Shares will be 500,000. The maximum amount payable to any Participant in any one calendar year with to Performance Awards denominated in cash will be $1,600,000.”

2.	The foregoing amendment was duly adopted and approved in accordance with Section 10 of the Plan.

APPENDIX B
KIRKLAND’S, INC.
AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN
(Amended and Restated Effective June 4, 2013)
1. Purpose; Definitions.
The purpose of the Kirkland’s, Inc. Amended and Restated 2002 Equity Incentive Plan (the “Plan”) are to (a) enable Kirkland’s, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.
For purposes of the Plan, the following initially capitalized words and phrases have the meanings defined below, unless the context clearly requires a different meaning:
(a) “Award” means the grant of Options, SARs, Restricted Shares, Restricted Share Units or Performance Awards pursuant to the provisions of the Plan.
(b) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.
(c) “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2, references in this Plan to the “Board” will be deemed to also refer to that Committee in connection with administrative matters to be performed by that Committee.
(d) “Cause” exists when a Participant (as determined by the Board, in its sole discretion):
(i) engages in any type of disloyalty to the Company, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment or engagement, or otherwise breaches any fiduciary duty owed to the Company;
(ii) is convicted of a felony or a misdemeanor involving moral turpitude;
(iii) enters a plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude.
(iv) discloses any proprietary information belonging to the Company without the consent of the Company; or
(v) breaches any agreement with or duty to the Company.
However, notwithstanding the foregoing, if an Participant is bound by the terms of an employment agreement with the Company or any Subsidiary that includes a definition of “cause,” the determination of whether that Participant has been terminated for “Cause” will be made in accordance with that employment agreement.
(e) “Change in Control” means (i) the sale, transfer, assignment or other disposition (including by merger or consolidation) by shareholders of the Company, in one transaction or a series of related transactions, of more than 50% of the voting power represented by the then outstanding capital stock of the Company to one or more persons, (ii) the sale of substantially all the assets of the Company, or (iii) the liquidation or dissolution of the Company.
(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(g) “Committee” means a committee appointed by the Board in accordance with Section 2 of this Plan.
(h) “Director” means a member of the Board.
(i) “Disability” means a condition rendering a Participant Disabled.
(j) “Disabled” means, with respect to any Participant (i) entitled to benefits under a long-term disability policy or program of the Company, or (ii) if the Participant is not covered by any such policy or program, when the Participant is prevented by a physical or mental impairment from engaging in any substantial, gainful activity for a period of at least six (6) months, as determined by the Board, in its sole and absolute discretion; provided, however, notwithstanding the foregoing, if an Participant is bound by the terms of an employment agreement with the Company or any Subsidiary that includes a definition of “disabled” or disability,” the determination of whether that Participant is “Disabled” for purposes of this Plan will be made in accordance with that employment agreement.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(l) “Fair Market Value” means, as of any date: (i) the closing price of the Shares as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the last preceding date on which there were reported Share prices; or (ii) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported by The Nasdaq Stock Market on such date, or if no Share prices are reported on such date, the closing price of the Shares on the last preceding date on which there were reported Share prices; or (iii) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange or traded on The Nasdaq Stock Market, the Fair Market Value will be determined by the Board acting in its discretion, which determination will be conclusive.
(m) “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
(n) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board may, to the extent necessary to comply with Section 162(m) of the Code or regulations thereunder, require each “Non-Employee Director” to also be an “outside director,” as that term is defined in regulations under Section 162(m) of the Code.
(o) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.
(p) “Option” means any option to purchase Shares (including Restricted Shares, if the Board so determines) granted pursuant to Section 5 hereof.
(q) “Participant” means an employee, consultant or director of the Company or a Subsidiary to whom an Award is granted.
(r) “Performance Award” means an Award granted pursuant to Section 9 hereof.
(s) “Restricted Shares” means Shares that are subject to restrictions pursuant to Section 8 hereof.
(t) “Restricted Share Unit” means a contractual right that entitles the Participant, subject to the restrictions in Section 8 hereof, to receive one Share.
(u) “SAR” means a share appreciation right granted under the Plan and described in Section 6 hereof.
(v) “Share” means a share of common stock, no par value, of the Company, subject to substitution or adjustment as provided in Section 3(c) hereof.
(w) “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

2. Administration.
The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.
Any Committee established under this Section 2 shall consist of one or more members of the Board (who may also be officers of the Company); provided that, for purposes of the grant and administration of Awards to members of the Board or “officers” of the Company (within the meaning of Section 16 of the Exchange Act), any Committee appointed by the Board will be composed solely of two or more Non-Employee Directors. From time to time the Board may increase the size of any Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.
Members of the Board who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or Committee during which action is taken with respect to the grant of Awards to himself or herself.
The Board will have full authority to grant Awards under this Plan. In particular, but without limitation, the Board will have the authority:

(a) to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);
(b) to determine the type of Award to be granted hereunder;
(c) to determine the number of Shares, if any, to be covered by each such Award;
(d) to establish the terms of each Award Agreement;
(e) to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(f);
(f) subject to Section 9 hereof, establish the performance conditions relevant to any Award and certify whether such performance conditions have been satisfied following the end of the relevant performance period;
(g) to determine whether and under what circumstances an Award may be settled in cash; and
(h) accelerate the vesting or exercisability of an Award, to extend the post-termination exercise period of an Award and to otherwise modify or amend the terms of an Award, subject to Section 10.
The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award Agreement; and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.
All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No member of the Board will be liable for any good faith determination, act or omission in connection with the Plan or any Award.
3. Shares Subject to the Plan.
(a) Shares Subject to the Plan. The Shares to be subject or related to awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be the subject of awards under the Plan is 3,500,000 and the Company will reserve for the purposes of the Plan such number of Shares. All Shares authorized for issuance hereunder may be issued in respect of Incentive Stock Options. No Participant will receive Options or SARs with respect to more than 500,000 Shares in any calendar year. The maximum number of Shares issuable to any Participant in any one calendar year with respect to Performance Awards denominated in Shares will be 500,000. The maximum amount payable to any Participant in any one calendar year with respect to Performance Awards denominated in cash will be $1,600,000.
(b) Effect of the Expiration or Termination of Awards. If and to the extent that an Award expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with the expired, terminated, canceled or forfeited portion of the Award will again become available for grant under the Plan. If any Share is received in satisfaction of the exercise price payable upon exercise of an Option, or if the issuance of any Share is withheld pursuant to Section 15(d) in settlement of a tax obligation associated with an Award, that Share will become available for grant under the Plan.
(c) Other Adjustment. In the event of any recapitalization, reorganization, merger, stock split or combination, stock dividend or other similar event or transaction (including, without limitation, any “corporate transaction,” within the meaning of Treasury Regulation § 1.424-1(a)(3)), substitutions or adjustments will be made by the Board: (i) to the aggregate number, class and/or issuer of the securities reserved for issuance under the Plan; (ii) to the number, class and/or issuer of securities subject to outstanding Awards; and (iii) to the exercise price of outstanding Options or SARs, in each case in a manner that reflects equitably the effects of such event or transaction. For avoidance of doubt, a substitution or adjustment that reflects equitably the effects of a given event or transaction will include (but will not be limited to) any substitution or adjustment consistent with the requirements of Treasury Regulation § 1.424-1(a) or any successor provision.
(d) Change Control. Notwithstanding anything to the contrary set forth in this Plan, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding Option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option upon closing of the Change in Control; (iii) cancel any Option in exchange for an option to purchase common stock of any successor corporation, which new option satisfies the requirements of Treas. Reg. § 1.425-1(a)(4)(i) (without regard to whether the original Option was intended to be an Incentive Stock Option), (iv) cancel any Restricted Shares, Restricted Share Unit or SARs in exchange for a restricted shares, restricted share units or stock appreciation rights with respect to the capital stock of any successor corporation or its parent, (v) redeem any Restricted Share or Restricted Share Unit for cash and/or other substitute consideration with a value equal to the Fair Market Value on the date of the Change in Control, and/or (vi) cancel any Option or SAR in exchange for cash and/or other substitute consideration with a value equal to the (A) the number of Shares subject to that Option or SAR, multiplied by (B) the difference between the Fair Market Value on the date of the Change in Control and the exercise price of that Option or SAR, provided, that if the Fair Market Value on the date of the Change in Control does not exceed the exercise price of any such Option or SAR, the Board may cancel that Option or SAR without any payment of consideration therefor.
In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.
4. Eligibility.
Employees, directors, consultants and other individuals who provide services to the Company or its Subsidiaries are eligible to be granted Awards. Persons who are not employees of the Company or a Subsidiary are eligible to be granted Awards, but are not eligible to be granted Incentive Stock Options.
5. Options.
Options may be either: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement evidencing any Option will incorporate the following terms and conditions and may contain such additional terms and conditions (not inconsistent with the terms of this Plan) as the Board deems appropriate, in its sole discretion:
(a) Option Price. The exercise price per Share purchasable under any Option will not be less than 100% of the Fair Market Value on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value on the date of the grant.
(b) Option Term. The term of each Option will be fixed by the Board, but no Option will be exercisable more than ten (10) years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary may not have a term of more than five (5) years. No Option may be exercised by any person after expiration of the term of the Option.
(c) Method of Exercise. Subject to the terms of the applicable Award Agreement and the termination provisions set forth in Section 7, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or through means of a “net settlement,” whereby the Option exercise price will be satisfied by the withholding of Shares otherwise issuable upon such exercise, such that the number of Shares issued upon such exercise will be equal to: (i) the product of (A) the number of Shares as to which the Option is then being exercised, and (B) the excess of (1) the then current Fair Market Value over (2) the Option exercise price, divided by (ii) the then current Fair Market Value.
No Shares will be issued upon exercise of an Option until full payment therefore has been made. A Participant will not have the right to distributions or dividends or any other rights of a shareholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 15(a) hereof.
(d) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the chronological order in which they were granted. Any Option not meeting such limitation will be treated for all purposes as a Non-Qualified Stock Option.

(e) Termination of Employment. Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise following termination of employment.
(f) Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.
6. Stock Appreciation Rights.
(a) Grant. The grant of an SAR provides the holder the right to receive the appreciation in value of Shares between the date of grant and the date of exercise. SARs may be granted alone (“Stand-Alone SARs”) or in conjunction with all or part of any Option (“Tandem SARs”). In the case of a Non-Qualified Stock Option, a Tandem SAR may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Option. The holder of a SAR will not have the right to distributions or dividends or any other rights of a shareholder until the award has vested and been properly exercised.
(b) Exercise.
(i) Tandem SARs. A Tandem SAR or applicable portion thereof will terminate and no longer be exercisable upon the termination or exercise of the related Option or portion thereof, except that, unless otherwise determined by the Board, in its sole discretion at the time of grant, a Tandem SAR granted with respect to less than the full number of Shares covered by a related Option will be reduced only after such related Option is exercised or otherwise terminated with respect to the number of Shares not covered by the Tandem SAR.
A Tandem SAR may be exercised by a Participant by surrendering the applicable portion of the related Option, only at such time or times and to the extent that the Option to which such Tandem SAR relates will be exercisable in accordance with the provisions of Section 5 and this Section 6. Options which have been so surrendered, in whole or in part, will no longer be exercisable to the extent the related Tandem SARs have been exercised.
Upon the exercise of a Tandem SAR, a Participant will be entitled to receive, upon surrender to the Company of all (or a portion) of an Option in exchange for cash and/or Shares, an amount equal to the excess of (A) the Fair Market Value, as of the date such Option (or such portion thereof) is surrendered, of the Shares covered by such Option (or such portion thereof) over (B) the aggregate exercise price of such Option (or such portion thereof).
Upon the exercise of a Tandem SAR, the Option or part thereof to which such Tandem SAR is related, will be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of Shares to be issued under the Plan, but only to the extent of the number of Shares issued under the Tandem SAR at the time of exercise based on the value of the Tandem SAR at such time.
A Tandem SAR may be exercised only if and when the Fair Market Value exceeds the per Share exercise price of such Option.
(ii) Stand-Alone SARs. A Stand-Alone SAR may be exercised by a Participant giving notice of intent to exercise to the Company, provided that all or a portion of such Stand-Alone SAR will have become vested and exercisable as of the date of exercise.
Upon the exercise of a Stand-Alone SAR, a Participant will be entitled to receive, in either cash and/or Shares, an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such SAR (or portion of such SAR) is exercised, of the Shares covered by such SAR (or portion of such SAR) over (B) the Fair Market Value of the Shares covered by such SAR (or a portion of such SAR) as of the date such SAR (or a portion of such SAR) was granted.
(c) Terms and Conditions. The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:
(i) Term of SAR. Unless otherwise specified in the Award Agreement, the term of a Tandem SAR will be identical to the term of the associated Option, and the term of a Stand-Alone SAR will be ten (10) years.
(ii) Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant; provided that, unless otherwise specified in the Award Agreement, a Tandem SAR will vest and become exercisable in the same manner and at the same time as the associated Option.

(iii) Termination of Employment. Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to exercise upon termination of employment.
7. Termination of Service.
Unless otherwise specified with respect to a particular Award, Options or SARs granted hereunder will remain exercisable after termination of employment only to the extent specified in this Section 7.
(a) Termination by Reason of Death. If a Participant’s service with the Company or any Subsidiary terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, (ii) if not specified by the Board, then one year from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.
(b) Termination by Reason of Disability. If a Participant’s service with the Company or any Subsidiary terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, (ii) if not specified by the Board, then one year from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.
(c) Cause. If a Participant’s service is terminated for Cause: (i) any Option or SAR not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.
(d) Other Termination. If a Participant’s service with the Company or any Subsidiary terminates for any reason other than death, Disability, or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Board may determine at or after the time of grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR; provided, however, that if the Board does not specifically provide for any post-termination exercise period, then any Option or SAR held by such terminated Participant will expire immediately upon the date of such termination.
8. Restricted Shares and Restricted Share Units.
(a) Issuance. Restricted Shares and Restricted Share Units may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Shares or Restricted Share Units may be subject to forfeiture, and all other conditions of such Awards.
(b) Awards and Certificates. The Award Agreement evidencing the grant of any Restricted Shares or Restricted Share Units will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Shares or Restricted Share Units will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Shares or Restricted Share Units may, but need not, be zero.
Any share certificate issued in connection with an Award of Restricted Shares will bear the following legend and/or any other legend required by this Plan, the Award Agreement, the Company’s shareholders’ agreement, if any, and any applicable law:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE KIRKLAND’S, INC. AMENDED AND RESTATED 2002 INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND KIRKLAND’S, INC. COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF KIRKLAND’S, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.
Any certificates evidencing Restricted Shares shall be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition of any Restricted Share award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c) Restrictions and Conditions. The Restricted Shares or Restricted Share Units awarded pursuant to this Section 8 will be subject to the following restrictions and conditions, as applicable:
(i) During a period commencing with the date of an Award of Restricted Shares and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Shares or Restricted Share Units upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.
(ii) Except as provided in this Paragraph (ii) or Section 8(c)(i), once Restricted Shares have been issued to a Participant, the Participant will have, with respect to those Shares, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, as determined at the time of award, may permit or require the payment of cash distributions or dividends to be deferred and, if the Board so determines, reinvested in additional Restricted Shares to the extent Shares are available under Section 3 of the Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Shares will be subject to the same terms and conditions as the Restricted Shares with respect to which they were paid, including, without limitation, the same Restriction Period. A Participant whose Award consists of Restricted Share Units shall not have the right to vote or receive dividend equivalents with respect to such Restricted Share Units.
(iii) Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Shares or Restricted Share Units that then remain subject to forfeiture will then be forfeited automatically.
(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period (or if and when the restrictions applicable to Restricted Shares lapse, pursuant to Sections 3(d)), any certificates representing such Shares will be replaced with new certificates, without the portion restrictive legends described in Section 8(b) applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).
9. Performance Based Awards.
(a) Performance Awards Generally. The Board may grant Performance Awards in accordance with this Section 9. Performance Awards may be denominated in Shares or cash and may be earned based upon achievement or satisfaction of performance conditions specified by the Board. In addition, the Board may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such performance conditions as may be specified by the Board. Subject to Section 9(b), the Board may use such business criteria or other measures of performance as it may deem appropriate in establishing the relevant performance conditions and may, in its discretion, adjust such criteria from time to time.
(b) Qualified Performance-Based Compensation Under Section 162(m). Performance Awards intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code will be granted by a Committee composed solely of two or more “outside directors” (as that term is defined in regulations under Section 162(m) of the Code) and will be subject to the terms of this Section 9(b).
(i) Performance Goals. The grant, vesting and/or settlement of a Performance Award subject to this Section 9(b) will be contingent upon achievement, during a specified performance period, of one or more of the following business criteria (subject to adjustment in accordance with Section 9(b)(ii), below): (1) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, market share, operating income, income before income taxes, net income, pretax income before allocation of corporate overhead and bonus, earnings before income tax, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (2) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including that attributable to continuing and/or other operations; (3) the attainment of certain target levels of, or a specified increase in, operational cash flow; (4) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other specified offsets; (5) the attainment of a specified level of, or specified percentage increase in, earnings per share or earnings per share from continuing operations; (6) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital or assets; (7) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (8) appreciation in and/or maintenance of certain target levels in the Fair Market Value; (9) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or rate of increase in all or a portion of specified expenses. The performance goals for a particular performance period need not be the same for all Participants.
(ii) Adjustments to Performance Goals. The Committee may provide, at the time performance goals are established in accordance with Section 9(b)(i), that adjustments will be made to those performance goals to take into account, in any objective manner specified by the Committee, the impact of one or more of the following: (1) gain or loss from all or certain claims and/or litigation and insurance recoveries, (2) the impairment of tangible or intangible assets, (3) stock-based compensation expense, (4) extraordinary items, (5) restructuring activities reported in the Company’s public filings, (6) investments, dispositions or acquisitions, (7) loss from the disposal of certain assets, (8) gain or loss from the early extinguishment, redemption, or repurchase of debt, (9) cash or non-cash charges related to store closing expenses, (10) changes in accounting principles, or (11) any other item, event or circumstance that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code. For purposes of item (4) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated at the time performance goals are established. In addition, adjustments will be made as necessary to any performance goals related to the Company’s capital stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company’s capital stock.
(iii) Absolute or Relative Measurements. Performance goals and adjustments thereto may be established on a Company-wide basis or with respect to one or more business units, divisions, subsidiaries, affiliates, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.
(c) Other Terms of Performance Awards. The Board may specify other terms pertinent to a Performance Award in the applicable Award Agreement, including without limitation the treatment of that Award in the event of a Change in Control prior to the end of the applicable performance period. The holder of a Performance Award denominated in Shares will not have any rights to distributions or dividends or any other rights of a shareholder with respect to those Shares until the award has vested or otherwise been earned.
10. Amendments and Termination.
The Board may amend, alter or discontinue the Plan at any time, but, except as otherwise provided in Section 3(d) of the Plan, no amendment, alteration or discontinuation will be made that would impair the rights of a Participant with respect to an Award that is outstanding under the Plan without the Participant’s consent, or that, without the approval of such amendment within one year (365 days) of its adoption by the Board, by a majority of the votes cast at a duly held shareholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy), would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3(c)), or (ii) change the persons or class of persons eligible to receive Awards.
11. Prohibition on Repricing Programs.
The Company will not implement any cancellation/re-grant program pursuant to which outstanding Options or SARs are cancelled and replaced with new Options or SARs with a lower exercise price per Share or otherwise reduce the exercise price of outstanding Options or SARs (other than pursuant to Section 3(c)) without approval of majority of the votes cast at a duly held shareholder meeting.
12. Limits on Transferability; Beneficiaries.
No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Board may, in its discretion, provide that Awards (other than Incentive Stock Options) are transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouses) or to trusts for the benefit of such immediate family members and/or the Participant. In addition, a Participant may, in the manner established by the Board, designate a beneficiary to exercise the rights of the Participant, and to receive any distribution payable with respect to an Award, upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Board, and to any additional restrictions deemed necessary or appropriate by the Board.

13. Liability of Company.
(a) If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction over the issuance of Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue those Shares.
(b) If Shares subject to an Award exceed, as of the date of grant, the number of Shares that may be issued under the Plan without additional shareholder approval, that Award will be contingent with respect to such excess Shares, on the effectiveness under applicable law of a sufficient increase in the number of Shares subject to this Plan.
(c) The Company will pay all amounts payable under this Plan only to the applicable Participant, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.
14. Unfunded Status of Plan.
The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards.
15. General Provisions.
(a) The Board may require any Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. Any certificate evidencing an Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with securities laws.
All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable Federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(b) Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
(c) The adoption of the Plan will not confer upon any person the right to continued employment or engagement by the Company or such Subsidiary, nor will it interfere in any way with the right of the Company or such Subsidiary to terminate the employment or engagement of any of its service providers at any time.
(d) No later than the date as of which an amount first becomes includable in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment, of any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under this Plan are conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.
(e) The Company makes no representations or warranties concerning the tax consequences of participation in the Plan under Code Section 409A or any other federal, state or local tax law.
(f) By acceptance of any Award, a Participant will be deemed to acknowledge that such Award will be subject to any clawback policy adopted by the Company, as in effect from time to time.

16. Effective Date of Plan.
This amended and restated Plan will become effective on the date that it is duly approved by the Company’s stockholders.

17. Term of Plan.
This Plan will continue in effect until terminated in accordance with Section 10; provided, however, that no Incentive Stock Option will be granted hereunder on or after the tenth (10th) anniversary of the date of the most recent shareholder approval of the Plan; but provided further, that Incentive Stock Options granted prior to such tenth (10th) anniversary may extend beyond that date.
18. Invalid Provisions.
In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.
19. Governing Law.
This Plan and all Awards made and actions taken thereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Tennessee, without regard to the application of the principles of conflicts of laws.
20. Board Action.
Notwithstanding anything to the contrary set forth in this Plan, any and all actions of the Board taken under or in connection with this Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:
(i) the Company’s Articles of Incorporation (as the same may be amended and/or restated from time to time);
(ii) the Company’s Bylaws (as the same may be amended and/or restated from time to time); and
(iii) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).
21. Notices.
Any notice to be given to the Company pursuant to the provisions of the Plan will be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant will be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which will be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.

KIRKLAND’S, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E77171-P24877	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KIRKLAND’S, INC.

The Board of Directors recommends you vote FOR the following proposal:
1.	Election of Class II Directors for a three-year term expiring at the 2022 Annual Meeting.
	Nominees:		For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposals 2, 3 and 4:		For	Against	Abstain
	1a.	Susan S. Lanigan	☐	☐	☐	2.
To approve an amendment of the Company’s Amended and Restated 2002 Equity Incentive Plan to increase the number of shares available for issuance under that Plan and add an additional vesting requirement.
								☐	☐	☐
	1b.	Charlie Pleas, III	☐	☐	☐
	1c.	Steven C. Woodward	☐	☐	☐	3.	To approve, on an advisory basis, compensation for our named executive officers.	☐	☐	☐

						4.	Ratification of the selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm for fiscal 2019.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the Annual Report to Shareholders, which includes a copy of the
2018 Annual Report on Form 10-K, are available at:
http://ir.kirklands.com/Annual_Meeting

E77172-P24877

KIRKLAND’S, INC. Proxy Solicited on Behalf of The Board of Directors of Kirkland’s, Inc. for the Annual Meeting of Shareholders to be held on June 20, 2019

The undersigned, revoking all previous proxies, hereby appoints Steven C. Woodward, Carter R. Todd and R. Wilson Orr, III and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Kirkland’s, Inc. to be held at the Kirkland’s corporate offices on June 20, 2019, and at any adjournment or postponement thereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NOMINEES NOMINATED BY THE COMPANY, “FOR” THE AMENDMENT OF THE COMPANY’S 2002 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THAT PLAN AND TO ADD A MINIMUM VESTING REQUIREMENT, “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Continued and to be signed on reverse side